Exhibit 4.3


            INDENTURE (this "Indenture") dated as of January 9, 2003, by and among NTL COMMUNICATIONS CORP. (to be renamed NTL INCORPORATED on the Effective Date), a Delaware corporation (the "Company"), the Guarantors listed on the signature pages of this Indenture (the "Guarantors") and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's Senior Secured Notes due 2010 issued on the date of this Indenture (such notes, the "Initial Notes") and (b) if and when issued as provided in the Exchange and Registration Rights Agreement (as defined in Appendix A to this Indenture) or in this Indenture, the Company's Senior Secured Notes due 2010 issued in the Registered Exchange Offer in exchange for any Initial Notes or otherwise as provided in this Indenture (the "Exchange Notes" and, together with the Initial Notes, and any PIK Notes, the "Notes," such term to include any such notes issued in exchange or replacement for such Notes). Except as otherwise provided in this Indenture, the Notes shall be limited to $558,249,000 in aggregate face principal amount outstanding at any time, plus any PIK Notes issued hereunder. This Indenture shall not become effective until the consummation of the Reorganization Plan and the transactions contemplated in connection therewith on the Effective Date. UBS Warburg acted as placement agent for the Notes.

                                 ARTICLE 1.

                      DEFINITIONS AND ACCOUNTING TERMS
                      --------------------------------

         Section 1.01. Definitions. As used in this Indenture, the following terms shall have the meanings specified in this Indenture unless the context otherwise requires:

            "Accreted Value" as of any date (the "Specified Date") means with respect to each $1,000 face principal amount of Notes:

            (a) if the Specified Date is one of the following dates (each a "Semi-Annual Accretion Date"), the amount set forth opposite such date below:

     ------------------------------------- -----------------------------------
           Semi-Annual Accretion Date          Accreted Value of Notes1
     ------------------------------------- -----------------------------------
     Closing Date                                         $895.66
     ------------------------------------- -----------------------------------
     July 1, 2003                                         $898.76
     ------------------------------------- -----------------------------------
     January 1, 2004                                      $902.62
     ------------------------------------- -----------------------------------
     July 1, 2004                                         $906.91
     ------------------------------------- -----------------------------------
     January 1, 2005                                      $911.66
     ------------------------------------- -----------------------------------



__________________

(1) Note that each $1,000 of face principal amount of PIK Notes will accrete pursuant to this same schedule. For example, a PIK Note issued on January 1, 2004 will have an original issue price of $902.62, which will then accrete at the same rate as all other Notes.

     ------------------------------------- -----------------------------------
     July 1, 2005                                         $916.95
     ------------------------------------- -----------------------------------
     January 1, 2006                                      $922.81
     ------------------------------------- -----------------------------------
     July 1, 2006                                         $929.32
     ------------------------------------- -----------------------------------
     January 1, 2007                                      $936.54
     ------------------------------------- -----------------------------------
     July 1, 2007                                         $944.56
     ------------------------------------- -----------------------------------
     January 1, 2008                                      $953.46
     ------------------------------------- -----------------------------------
     July 1, 2008                                         $963.35
     ------------------------------------- -----------------------------------
     January 1, 2009                                      $974.31
     ------------------------------------- -----------------------------------
     July 1, 2009                                         $986.49
     ------------------------------------- -----------------------------------
     January 1, 2010                                    $1,000.00
     ------------------------------------- -----------------------------------

            (b) if the Specified Date occurs between two Semi-Annual
Accretion Dates, the sum of (i) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date and (B) a fraction, the numerator of which is the number of days elapsed from and including the preceding Semi-Annual Accretion Date to but excluding the Specified Date, using a 360 day year of twelve 30-day months, the denominator of which is 180.

            "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person and its Wholly Owned Subsidiaries existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

            "Additional Amounts" is defined in Exhibit A.

            "Adjusted Annualized EBITDA" means as of any date, (x) (i) Consolidated EBITDA for the most recent completed Fiscal Quarter of the Company and its Subsidiaries preceding such date minus (ii) Capital Expenditures of the Company and its Subsidiaries for such Fiscal Quarter, on a consolidated basis, exclusive of Capital Expenditures constituting Permitted Acquisitions, Permitted Investments or funded with Net Proceeds from Asset Dispositions which are reinvested in accordance with Section 5.05, multiplied by (y) four.


            "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified

Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that in the case of the Company or any of its Subsidiaries beneficial ownership of 10% or more of the voting securities in the Company or such Subsidiary, as the case may be, shall be deemed to be control. Notwithstanding the foregoing, in no event will the Purchasers or any Holder or any lender under the Senior Facilities or any holder of Notes or any of their respective Affiliates be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by virtue of purchasing or holding any Notes or being such a lender or being an Affiliate of any such Purchaser, Holder or lender.

            "Affiliate Transaction" is defined in Section 5.06.

            "Applicable Law" means all laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including environmental laws and those pertaining to health or safety) applicable to the Company or any of its Subsidiaries or any of their properties, assets or operations.

            "Asset Disposition" means the disposition whether by sale, issuance, lease (as lessor (other than under operating leases)), transfer, loss, damage, destruction, condemnation or other transaction (including any merger or consolidation) or series of related transactions of any of the following: (a) any of the Capital Stock of any of the Company's Subsidiaries or (b) any or all of the assets of the Company or any of its Subsidiaries, in each case other than sales of assets in the Ordinary Course of Business. Notwithstanding the foregoing, Asset Dispositions shall not be deemed to include: (i) a transfer of assets (A) by the Company to a Senior Guarantor, (B) by a Senior Guarantor to the Company or to another Senior Guarantor, (C) by a BG Subsidiary to the Company or any Wholly Owned Subsidiary of the Company, (D) by a DT Subsidiary to the Company, another Wholly Owned DT Subsidiary or a Senior Guarantor, or (E) by the Subordinated Guarantor to the Company, any Senior Guarantor or any Wholly Owned Subsidiary of the Company; (ii) an issuance of Equity Interests (A) by the Company, (B) by a Subsidiary of the Company to a Senior Guarantor or the Company, (C) by a BG Subsidiary to the Company, the Subordinated Guarantor or a Senior Guarantor, or another BG Subsidiary, (D) by a DT Subsidiary to another DT Subsidiary, the Company or a Senior Guarantor, (E) by Triangle to its direct Parent, if and only if, Triangle requires funding for the operation of its business and as a result of the operation of the negative covenants in the indenture evidencing the Triangle Notes or any Permitted Refinancing Indebtedness incurred in relation thereto, Triangle is not permitted to Incur any further Indebtedness to meet such funding requirement, or (F) by any Wholly Owned Subsidiary to its Parent; (iii) a Restricted Payment that is permitted by the provisions of Section 5.02;
(iv) a Permitted Investment; (v) any conversion of Cash Equivalents into cash or any other form of Cash Equivalents; (vi) any foreclosure on assets;
(vii) sales or disposition of inventory or past due accounts receivable in the Ordinary Course of Business; (viii) transactions permitted under
Article 6 of this Indenture; (ix) grants of credits and allowances in the Ordinary Course of Business; (x) the sublease, lease or license of real or personal property on commercially reasonable terms; (xi) trade-ins or exchanges of equipment or other fixed assets; (xii) the sale and leaseback of any assets within 180 days of the acquisition of such assets; (xiii) grants in the Ordinary Course of Business of rights of way and/or easements and/or other similar rights over or in respect of any of the Company's or any of the Subsidiaries' real property; provided that such grant does not impair the usefulness of such property in the conduct of the Company's business to any material extent; (xiv) sales, leases or other dispositions of damaged, worn-out, surplus or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries; (xv) a transfer of assets or issuance of Equity Interests to the extent required under the terms of joint venture or other agreements governing Existing Investments as in effect on the date hereof, described in Schedule 1.01-A, or Euroco Assets, or if such agreements do not require such Investment, but provide an election to make the Investment on favorable terms to the Company or the Subsidiary proposing to make such Investment, as approved by the Board of Directors of the Company pursuant to elections made under such agreements;
(xvi) any transfer which is a grant of a security interest constituting a Permitted Lien; (xvii) licensing by a BG Subsidiary or DT Subsidiary on a non-exclusive basis of assets directly related to Internal Services to a Person providing such Internal Services on an outsourcing basis to the BG Subsidiary or DT Subsidiary in order to facilitate the provision of such Internal Services; (xviii) a Permitted Disposal; (xix) disposition of intra-group indebtedness by capital contribution (other than the disposition of intra-group indebtedness of any BG Subsidiary or the Subordinated Guarantor to any DT Subsidiary, a Senior Guarantor or the Company); (xx) the disposition (as a capital contribution or in exchange for convertible loan stock issued by the recipient of the assets) by (A) the Company of all or any portion of the Intercompany Receivable Note to the Subordinated Guarantor or any BG Subsidiary, (B) the Subordinated Guarantor of all or any portion of an intercompany receivable to any BG Subsidiary, (C) any BG Subsidiary of all or any portion of an intercompany receivable to another BG Subsidiary, (D) NTL Funding (NJ) Inc. of all or any portion of the Intercompany Receivable to NTL Communications (Ireland) Ltd or by the Company of all or any portion of the Intercompany Receivable to Cablelink and (E) NTL Group Limited of all or any portion of the Intercompany Receivable referred to in paragraph (C) of the definition of Intercompany Receivable to Triangle; or (xxi) the disposition of the Diamond Cable Notes to Diamond Cable.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

            "BG Subsidiary" means a direct or indirect Subsidiary of the Subordinated Guarantor other than the Triangle Entities.

            "Board" and "Board of Directors" means, as to any Person, the board of directors, the board of advisors (or similar governing body) of such Person.

            "Business Day" means any day other than a Legal Holiday.

            "Cable & Wireless" means Cable and Wireless plc, a company incorporated in England and Wales (company number 238525).

            "Cablelink" means ntl Communications (Ireland) Ltd.

            "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capitalized Lease Obligation" means, at the time any determination of a capitalized lease obligation is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" of any Person means any and all shares, interests, warrants, options, rights, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Captive Insurance Company" means the captive insurance company for the Company and its Subsidiaries from time to time.

            "Cash Equivalents" means (i) Permitted Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government, a European Union Member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight or at call bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union Member having capital and surplus in excess of $500.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's Investor Service, Inc. or A-1 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months and two days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) to (v) of this definition.

            "Change of Control" means the occurrence after the Closing Date of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any Person or "person" (as such term is used in section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), as a result of which any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), shall have acquired, directly or indirectly, beneficial ownership of 30% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of the Company; (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the occurrence of a change of "control" of the Company as defined in section 13.7 of the Senior Credit Facility and section
9.7 of the Working Capital Facility, as such facilities are amended and restated on or about the Closing Date or as may be amended or Refinanced from time to time. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred (x) as a result of any transaction required to be implemented on or after the Closing Date pursuant to the Reorganization Plan or (y) in the event the Company effects a public rights offering prior to January 10, 2004 and uses the proceeds thereof to prepay the Notes (such rights offering must be offered to all of the Company's stockholders (other than stockholders outside of the United States where the Company determines that it would be impracticable to make such an offering due to the burden of compliance with Applicable Law)).

            "Change of Control Offer" is defined in Section 4.09(a).

            "Change of Control Payment" is defined in Section 4.09(a).

            "Change of Control Payment Date" is defined in Section
4.09(b)(ii).

            "Chapter 11 Case(s)" means individually, the Chapter 11 Case of any of NTL Inc., NTL Delaware, the Company, the Subordinated Guarantor, Diamond Cable, and Diamond Holdings, and, collectively, the jointly administered Chapter 11 Cases of NTL Inc., NTL Delaware, the Company, the Subordinated Guarantor, Diamond Cable, and Diamond Holdings.

            "Closing" is defined in the Purchase Agreement.

            "Closing Date" means January 10, 2003 or such other date as agreed upon in accordance with the terms of the Purchase Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated under the Internal Revenue Code of 1986 from time to time.

            "Collateral" means "Collateral" as defined in the Triangle Pledge Agreement and "Collateral" as defined in the Pledge and Security Agreement.

            "Collateral Agent" means the Trustee.

            "Collateral Documents" is the collective reference to the Triangle Pledge Agreement, the Pledge and Security Agreement and all other security documents delivered on or after the date of this Indenture to the Collateral Agent granting a Lien on any property, whether real or personal, of the Company and the Senior Guarantors, now owned or acquired after the date of this Indenture by the Senior Guarantors, to the extent permitted by law, to secure the obligations and liabilities of the Company and the Senior Guarantors under this Indenture and the Notes.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

            "Committed Acquisitions" means those acquisitions described in
Schedule 1.01-B.

            "Common Stock" of any Person means any and all shares, units, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

            "Company" is defined in the preamble.

            "Consolidated" or "consolidated" or on a "consolidated basis," when used with reference to any financial term in this Indenture (but not when used with respect to any Tax Return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated in accordance with GAAP.

            "Consolidated Annualized EBITDA" means with respect to any Person, such Person's Consolidated EBITDA for the most recent completed Fiscal Quarter multiplied by four.

            "Consolidated Debt" means the sum, without duplication, of (x) Indebtedness of the Company and its Subsidiaries, on a consolidated basis,
(y) the liquidation value of outstanding preferred stock of Subsidiaries unless held by the Company or any of its Subsidiaries and (z) the aggregate amount payable by the Company and its Subsidiaries, on a consolidated basis, upon redemption of Disqualified Capital Stock to the extent such amount is not included in the preceding clause (y), excluding Disqualified Capital Stock held intra-group.

            "Consolidated EBITDA" means, for the applicable period of measurement, the Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net
Income: (i) Consolidated Interest Expense for such period, plus (ii) taxes paid on income for such period, plus (iii) total depreciation expense for such period on a consolidated basis, plus (iv) total amortization expenses for such period on a consolidated basis, plus (v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item but, notwithstanding anything to the contrary in this Indenture, including without limitation, reserves for lease expenses and charges), less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

            "Consolidated Interest Expense" means for the applicable period of measurement the aggregate interest expense (whether or not paid in cash) of the Company and its Subsidiaries on a consolidated basis for such period and the amount of Redeemable Dividends and Subsidiary Preferred Stock Dividends (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments, but excluding all amortization of financing fees and other charges incurred by the Company and its Subsidiaries in connection with the issuance of the Notes, the Diamond Notes, the Triangle Notes and the borrowings under the Senior Facilities or any Permitted Refinancing Indebtedness incurred in relation to the Diamond Notes or Triangle Notes) for the Company and its Subsidiaries on a consolidated basis, minus interest income of the Company and its Subsidiaries for such period, on a consolidated basis.

            "Consolidated Net Income" means for any period the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding the following clauses (a) through (g) to the extent included in the computation of said net income (or loss): (a) that percentage of net income (or loss) of each Subsidiary of the Company attributable to minority interests in such Subsidiary; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or that Person's assets are acquired by the Company or any of its Subsidiaries; (c) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an interest except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries; (d) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (except to the extent that dividends are actually lawfully paid); provided that so long as no Event of Default has occurred and is continuing, Trapped Income shall not be excluded under this clause (d); (e) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any pension plan; (f) all fees and expenses incurred in connection with the Reorganization Plan, including payment of transaction costs related to the Reorganization Plan and repayment in full of the DIP Facility Claim; and
(g) (to the extent not included in clauses (a) through (f) above) (i) any net extraordinary gains or net extraordinary losses or (ii) net non-recurring gains or non-recurring losses to the extent attributable to Asset Dispositions, the exercise of options to acquire Capital Stock and the extinguishment of Indebtedness.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the equity of the common equity holders of such Person and its Subsidiaries on a consolidated basis as of such date plus
(ii) the respective amounts reported on such Person's consolidated balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person and its Subsidiaries upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a Subsidiary of such Person and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

            "Consolidated Tangible Assets" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after deducting from the total amount of such assets, to the extent otherwise included, the amounts of: (a) minority interests in Subsidiaries held by Persons other than the Company or a Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Company; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; and (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors immediately after consummation of the Reorganization Plan or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "covenant defeasance option" is defined in Section 9.01(b).

            "Cumulative EBITDA" means the cumulative Consolidated EBITDA of the Company from and after the Closing Date to the end of the Fiscal Quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative Consolidated EBITDA for such period is negative, minus the amount by which such cumulative Consolidated EBITDA is less than zero.

            "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Closing Date to the end of the Fiscal Quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP but excluding any payment of Consolidated Interest Expense to the extent it was accrued before the Closing Date.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, foreign currency futures or options, exchange rate dollars, exchange rate insurance or other similar agreement or arrangement or combination thereof designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

            "CUSIP numbers" is defined in Section 2.12.

            "Custodian" is defined in Section 7.01.

            "Default" means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.

            "Definitive Note" is defined in Appendix A.

            "Delaware/NTL (UK) Group Note" means the (pound)90.0 million aggregate principal amount 11% senior note due 2006, dated as of April 5, 2002, from NTL (UK) Group, Inc. to NTL Delaware, as amended, and as amended and restated as of the Closing Date, as may be amended and/or restated and/or novated, transferred or assigned from time to time.

            "Designated Company" means the Company, the Subordinated Guarantor, Diamond Cable and its direct Subsidiary and Triangle and its direct Subsidiary.

            "Diamond Cable" means Diamond Cable Communications Limited, a company registered in England and Wales with company number 02965241.

            "Diamond Cable Notes" means, collectively, the (a) 13 1/4% Senior Discount Notes due 2004, issued by Diamond Cable under an indenture dated September 28, 1994, as amended by a First Supplemental Indenture dated May 31, 1996, (b) 11 3/4% Senior Discount Notes due 2005, issued by Diamond Cable under an indenture dated December 15, 1995, and (c) 10 3/4% Senior Discount Notes due 2007, issued by Diamond Cable under an indenture dated February 27, 1997.

            "Diamond Entity" means Diamond Cable and any Diamond Subsidiary.

            "Diamond Holdings" means Diamond Holdings Limited, a company registered in England and Wales with company number 03483724.

            "Diamond Notes" means, collectively, the (a) 10% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under an indenture dated February 6, 1998 and (b) 9 1/8% Senior Notes due 2008 issued by Diamond Holdings (and guaranteed by Diamond Cable) under the Diamond Notes Indenture.

            "Diamond Notes Indenture" means the indenture in respect of the Diamond Notes, dated as of February 6, 1998.

            "Diamond Subsidiary" means a direct or indirect Subsidiary of Diamond Cable.

            "DIP Facility" means the debtor-in-possession credit facility provided to the Subordinated Guarantor during the Chapter 11 Cases in the principal amount of $630,000,000 pursuant to the DIP Facility Agreement.

            "DIP Facility Agreement" means the Debtor-in-Possession Credit and Guarantee Agreement, dated as of July 15, 2002, by, among others, the Subordinated Guarantor, as borrower, and various lenders, including NTL Delaware, signatory to such agreement.

            "DIP Facility Claim" means a claim arising under or as a result of the DIP Facility.

            "Disclosure Statement" means the Amended Disclosure Statement with regard to the Second Amended Joint Reorganization Plan of NTL Inc. and certain Subsidiaries dated as of July 15, 2002.

            "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of such Capital Stock), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer of such Capital Stock) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder of such Capital Stock (except, in each case, upon the occurrence of a Change of Control), on or prior to the date that is 91 days after the Stated Maturity of the Notes.

            "DT Assets" is defined in Section 5.05(b).

            "DT Subsidiaries" means, collectively, all Subsidiaries of the Company other than Guarantors of the Notes and BG Subsidiaries.

            "Effective Date" has the meaning given to that term in the Reorganization Plan.

            "Equity Registration Rights Agreement" is defined in Appendix A.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Euroco" means NTL Incorporated (to be renamed NTL Europe, Inc.), a Delaware corporation.

            "Euroco Assets" means those assets of Euroco set forth on Schedule 1.01-C.

            "European Union Member" means any country that is or becomes a member of European Union or any successor organization thereto.

            "Event of Default" is defined in Section 7.01.

            "Excess Capacity Network Services" means the provision of network services, or agreement to provide network services, by a Subsidiary in favor of one or more of their Affiliates where such network services are only provided in respect of the capacity available to such Subsidiary in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers in accordance with the Updated Business Plan.

            "Excess Proceeds" is defined in Section 5.05(c).

            "Excess Proceeds Offer" is defined in Section 4.10(a).

            "Excess Refinancing Proceeds" means those cash proceeds actually received by the Company or any of its Subsidiaries from any Permitted Refinancing Indebtedness or any Refinancing of the Senior Facilities and which are not (i) used to Refinance, in whole or in part, the Diamond Notes, the Triangle Notes or the Senior Facilities, as the case may be, (ii) used to pay the fees, costs and expenses in connection therewith, or (iii) applied in any other manner in which such cash proceeds are required to be applied under the terms of the Senior Facilities; provided that the proceeds of Indebtedness Incurred under Sections 5.04(b)(viii)(III), (IV) and (VI) (and Refinancings thereof) shall not constitute Excess Refinancing Proceeds.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange and Registration Rights Agreement" is defined in Appendix A.

            "Exchange Guarantees" means the guarantees issued in the Registered Exchange Offer.

            "Exchange Notes" is defined in the recitals.

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries that is in existence at Closing and that will remain outstanding immediately after the Closing, as described in Schedule 1.01-D.

            "Existing Investments" means those Investments described in
Schedule 1.01-E (Part A).

            "Existing Liens" means those Liens described in Schedule 1.01-F.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer.

            "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

            "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as in effect at the time of the calculation being made in accordance with GAAP.

            "Global Exchange Notes" is defined in Appendix A.

            "Governmental Authority" means (a) the government of the United States of America or any State or other political subdivision of the United States of America or any State, (b) any government or political subdivision of any other jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any of its Subsidiaries or
(c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government.

            "Group" means the Company and its Subsidiaries.

            "Group Member" means the Company and any Subsidiary which is a part of the Group.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect of such guarantee), of all or any part of any Indebtedness.

            "Guarantor(s)" is defined in the preamble and includes any Persons who become Guarantors in accordance with this Indenture.

            "Guarantor Senior Indebtedness" means, with respect to the Subordinated Guarantor, all obligations for the principal, premium, if any, interest (including any interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate provided for in the documentation with respect to such bankruptcy or reorganization, whether or not such claim for post-petition interest is allowed in such proceeding), penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such Subordinated Guarantor, whether outstanding on the Closing Date or thereafter Incurred including without limitation in respect of: (i) all monetary obligations of every nature of the Subordinated Guarantor, if any, under, or with respect to, the Senior Facilities, including, without limitation, obligations to pay principal, premium, if any, and interest (including any interest accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate provided for in the documentation with respect to such bankruptcy or reorganization, whether or not such claim for post-petition interest is allowed in such proceeding) on, reimbursement obligations under letters of credit, fees, expenses and indemnities (including Guarantees of any such reimbursement obligations) and all Obligations in respect of any such reimbursement obligations; (ii) any Obligations of such Guarantor evidenced by bonds, debentures, notes or other similar instruments; (iii) any Capitalized Lease Obligations of such Guarantor; (iv) any Obligation of such Guarantor arising from any Guarantee by such Guarantor of Senior Indebtedness; (v) all Interest Swap Obligations (and Guarantees pertaining to such Interest Swap Obligations); and (vi) all Obligations (and Guarantees of said Obligations) under Currency Agreements, in each case whether outstanding on the Closing Date or thereafter Incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include: (i) any Indebtedness of such Subordinated Guarantor to a Subsidiary of such Subordinated Guarantor other than where such Indebtedness secures any obligations of such Subsidiary under the Senior Facilities; (ii) Indebtedness (other than with respect to any Guarantee Obligations with respect to Senior Indebtedness or with respect to other Guarantor Senior Indebtedness) to, or guaranteed on behalf of, any shareholder, unitholder, director, officer or employee of such Subordinated Guarantor or any Subsidiary of such Subordinated Guarantor (including without limitation amounts owed for compensation) other than a shareholder or unitholder who is also a lender (or an Affiliate of a lender) under the Senior Facilities; (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services; (iv) Indebtedness represented by Disqualified Capital Stock; (v) that portion of any Indebtedness Incurred in violation of Section 5.04 (but, as to any such Obligation, no such violation shall be deemed to exist for purposes of this clause (v) if the holder(s) of such Obligation or their representative shall have received an Officer's Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount of such Indebtedness at the date on which the initial borrowing under the revolving credit is made would not) violate such provisions of this Indenture); (vi) Indebtedness which, when Incurred and without respect to any election under section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and (vii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subordinated Guarantor other than the Indebtedness under this Indenture.

            "Guarantor Subordinated Obligations" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Closing Date or incurred after the Closing Date) which is expressly subordinate in right of payment to the obligations of such Guarantor under such Guarantor's Guarantee of the Notes pursuant to a written agreement.

            "Holder" means a Person in whose name a Note is registered on the Registrar.

            "incorporated provision" is defined in Section 13.01.

            "Incur" is defined in Section 5.04(a).

            "Indebtedness" means, with respect to any Person, without duplication: (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person; (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six
(6) months from the date the obligation is Incurred (but excluding trade accounts payable and title retention arrangements in connection with the purchase of tangible assets in the United Kingdom or the Republic of Ireland (or any other jurisdictions where such arrangements are customary) which is not vendor financing and other accrued liabilities arising in the Ordinary Course of Business); (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;
(vi) Guarantees in respect of Indebtedness referred to in clauses (i) through
(v) above and clause (viii) below; (vii) all obligations of any other Person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation; (viii) all obligations under Currency Agreements and all Interest Swap Obligations of such Person, to the extent any of the foregoing Indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) to (viii) above.

            "Indebtedness Ratio" means, as of any date of determination, the ratio of (a) Consolidated Debt on the date the applicable period ends to (b) Consolidated Annualized EBITDA for such applicable period.

            "Indebtedness Ratio Test" is defined in Section 5.04(a).

            "Indenture" is defined in the preamble.

            "Independent Qualified Party" means, in respect of any Affiliate Transaction, an investment banking firm, accounting firm, appraisal firm or other expert in relation to the subject of such Affiliate Transaction, in each case, of national standing in the United States or the United Kingdom; provided, however, that such firm is not an Affiliate of the Company or any Subsidiary.

            "Initial Notes" is defined in the recitals.

            "Interco Note" means a promissory note in favor of the Company or a Senior Guarantor, as the case may be, in the form of Exhibit E, such note to be pledged under the Collateral Documents.

            "Intercompany Receivable" means (A) the receivable owed to the Subordinated Guarantor by NTL (UK) Group, Inc. (as transferred by the Company to the Subordinated Guarantor pursuant to a Receivables Purchase Agreement, dated August 6, 2002, between the Company and the Subordinated Guarantor), in the amount of (pound)3,771,642,379, described in the 2001 Debt/Equity Memorandum, dated May 3, 2002 plus accrued interest; (B) the receivable owed to NTL Funding (NJ) Inc. by NTL Communications (Ireland) Ltd in an amount equal to approximately EUR 115,438,595 at December 31, 2002 plus accrued interest; (C) the receivable owed to NTL Group Limited by Triangle in the amount of (pound)114,411,030 as of September 30, 2002 plus accrued interest; and (D) the receivable owed to the Company by Cablelink in the amount of approximately (pound)1,343,000 as of September 30, 2002 plus accrued interest.

            "Intercompany Receivable Note" means the intercompany Obligation of the Subordinated Guarantor in favor of the Company as purchase price for the acquisition of the Intercompany Receivable pursuant to the Receivables Purchase Agreement described in the definition of Intercompany Receivable.

            "Internal Services" means those administrative services of a Person required for the day to day operation of the core and ancillary businesses of that Person including, without limitation, information technology services, content development services, property management, payroll services and human resource management but excluding the core or ancillary businesses of such Person.

            "Interest Payment Date" is defined in Exhibit A and Exhibit B.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Intra-Group Services" means (a) the provisions of services by a Subsidiary to a member of the Group, where such member of the Group requires those services to enable it to carry on its business and provided that the consideration for the provision thereof is in the reasonable opinion of the Company no less than the cost (except in any immaterial respect) incurred by such Subsidiary in providing such services; (b) the provisions of services constituted by NTL Group Limited employing personnel, acting as agent to buy equipment or other assets or services or trade with residential customers on behalf of other members of the Group, where the costs of such employment or purchasing and the costs and revenues generated by such trading are in the reasonable opinion of the Company reimbursed by or distributed (except in any immaterial respect) to the relevant Group Member; and (c) the provision of services constituted by NTL Business Limited acting as agent to trade with business customers on behalf of other members of the Group, where the costs and revenues of such trading are in the reasonable opinion of the Company reimbursed by or distributed (except in an immaterial respect) to the relevant Group Member.

            "Investment" means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Equity Interests of, or ownership interest in, any other Person (other than the Company or any other Person who was a Subsidiary of the Company at the time of such Investment); and (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that did not arise from sales to or services provided to that other Person in the Ordinary Course of Business. The amount of any Investment shall be the original cost of such Investment plus the cost, without duplication, of all additions to said Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

            "legal defeasance option" is defined in Section 9.01(b).

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York or London or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement (but excluding trade accounts payable and title retention arrangements in connection with the purchase of tangible assets in the United Kingdom or the Republic of Ireland (or any other jurisdiction where such arrangements are customary) which is not vendor financing and other accrued liabilities arising in the Ordinary Course of Business) and any lease in the nature of a lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind).

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the material impairment of the ability of the Company or any Guarantors to perform its material obligations under any Transaction Document to which it is a party or of any Holder to enforce any Transaction Document in any material respect or collect any of the Obligations under any such Transaction Document in any material respect.

            "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in this Indenture or such Note, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Indenture requires the Company to make).

            "Modified Indebtedness Ratio" means, as of any date of determination, the ratio of (a) Consolidated Debt as of the date on which the applicable period ends to (b) Adjusted Annualized EBITDA for such applicable period.

            "Net Proceeds" means aggregate cash proceeds actually received by the Company or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the direct costs of such sale, issuance, lease, transfer or other disposition (including Taxes attributable to such sale, lease or transfer), (b) amounts applied to payment or repayment under the Senior Facilities of any Indebtedness or Guarantor Senior Indebtedness or amounts secured by a Lien on the asset or property disposed of, (c) if such Asset Disposition involves the sale of a discrete business or product line, any accrued liabilities of such business or product line required to be paid or retained by the Company or any of its Subsidiaries as part of such disposition, (d) appropriate amounts to be provided by the Company or a Subsidiary, as the case may be, as a reserve, in accordance with GAAP (or generally accepted accounting principles in the relevant jurisdiction), against any liabilities associated with an Asset Disposition and retained by the Company or such Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated with such Asset Disposition and (e) amounts applied to mandatory repayments of Diamond Notes or Triangle Notes, including any Permitted Refinancing Indebtedness incurred in relation to the Diamond Notes or Triangle Notes.

            "Notation of Guarantee" is defined in Section 11.07.

            "Note Registration" means the first to occur of (i) the consummation of a Registered Exchange Offer and (ii) the effectiveness of a Shelf Registration Statement filed with the Commission.

            "Notes" is defined in the recitals and in Appendix A.

            "Notes Custodian" is defined in Appendix A.

            "Notice of Default" is defined in Section 8.05.

            "NTL Delaware" means NTL (Delaware), Inc., a Delaware corporation.

            "NTL Inc." means NTL Incorporated (to be known as NTL Europe, Inc.), a Delaware corporation.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offer Amount" is defined in Section 4.10(a).

            "Offer Period" is defined in Section 4.10(a).

            "Officer's Certificate" of the Company, means a certificate signed on behalf of the Company by any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, Treasurer, the Assistant Treasurer, Controller, the Secretary or an Assistant Secretary (or any such other officer that performs similar duties) of the Company. One of the officers signing an Officer's Certificate given pursuant to Section 4.06 shall be the principal executive, financial or accounting officer or treasurer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

            "Ordinary Course of Business" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance or consistent with past or industry practice and undertaken by such Person in good faith.

            "Overdraft Facility" means any facility provided by a United Kingdom, Republic of Ireland or Singapore clearing bank to the Company or a Subsidiary of the Company up to an amount not exceeding (pound)20.0 million at any time and from time to time for so long as the relevant Subsidiary, if a BG Subsidiary, is permitted to hold such facility by the terms of the Senior Facilities.

            "Parent" means, with respect to any Person, any corporation, association or other business entity which holds more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees, or at a shareholders' general meeting, of such Person.

            "Paying Agent" is defined in Section 2.03(a), Exhibit A and
Exhibit B.

            "Permits" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business.

            "Permitted Acquisition" means:

            (a) the purchase by the Company or a Subsidiary of the Company of Equity Interests or all or substantially all of the assets of a Person (or a business of a Person) whose primary business is the same, related, ancillary or complementary to the business in which the Company or any of its Subsidiaries were engaged on the date of this Indenture, or any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

               (i) (A) in the case of a purchase of Equity Interests of a Person, such Person and each Wholly Owned Subsidiary of such Person becomes a (x) Wholly Owned Subsidiary of the Company and (y) a Senior Guarantor, if prior to such Investment in such Person, such Person was incorporated in or otherwise organized under the laws of the United States, or, (B) in the case of a purchase of all or substantially all of the assets of a Person, such assets are purchased by the Company or a Senior Guarantor; or

               (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Subsidiary of the Company that is a Senior Guarantor and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged on the date of this Indenture;

     provided in the case of clause (i) and clause (ii), that at the time of such Investment or purchase, no Default or Event of Default exists or would be caused upon the consummation of such Investment or purchase; and provided further that in the case of clause (i) and clause
     (ii), if the Investment or purchase was made by a Diamond Entity, a Triangle Entity, or a BG Subsidiary using Trapped Income or if the Investment or purchase was made by the Subordinated Guarantor then such Person or assets need not be acquired by the Company or a Senior Guarantor (or be merged into the Company or a Senior Guarantor) but may become (or be merged into) or may be acquired by a Diamond Entity, Triangle Entity, BG Subsidiary or the Subordinated Guarantor (as the case may be), and

            (b) the purchase by the Company or a Subsidiary of the Company of a Euroco Asset provided that (i) such purchase is on arm's length terms, and
(ii) the aggregate amount of all purchases of Euroco Assets since the date of this Indenture does not exceed $25.0 million.

            "Permitted Currency" means the lawful currency of the United States or a European Union Member.

            "Permitted Disposal" means: (x) with respect to the BG Subsidiaries, any Asset Disposition which is permitted to be effected under the terms of the Senior Facilities Documents as in effect on the Closing Date (other than pursuant to clauses (g)(A) or (m) of the definition of "Permitted Disposal" in the Senior Credit Facility or clause (g)(A) of such definition in the Working Capital Facility); and (y) with respect to the DT Subsidiaries, any Asset Disposition which is permitted to be effected under the Diamond Notes Indenture or the Triangle Notes Indenture (as in effect on the Closing
Date) without the requirement that the proceeds thereof be applied to either the repayment of Indebtedness under the Diamond Notes or Triangle Notes or reinvestment in similar assets.

            "Permitted Investments" means:

            (i) any Investment:

                (A) by the Company in a Senior Guarantor;

                (B) by a Senior Guarantor in the Company or any other Senior
                    Guarantor;

                (C) by the Company or any Senior Guarantor in the
                    Subordinated Guarantor, provided that (other than equity that is permitted to be reinvested under the Senior Facilities pursuant to paragraph (d) or (f) of the definition of "Permitted Payment" in the Senior Credit Facility or paragraph (d) of the definition of "Permitted Payments" in the Working Capital Facility) the Investment is made pursuant to an Interco Note in accordance with Section 5.04(e);

                (D) by the Subordinated Guarantor in any BG Subsidiary;

                (E) by the Company or any Senior Guarantor in any DT
                    Subsidiary; provided that (other than if Triangle or its Subsidiaries requires funding for the operation of its business and as a result of the operation of the negative covenants in the indenture evidencing the Triangle Notes or any Permitted Refinancing Indebtedness incurred in relation thereto, Triangle or its Subsidiaries is not permitted to Incur any further Indebtedness to meet such funding requirement, then such Investment may be made by capital contribution); such Investment is made pursuant to an Interco Note in accordance with Section 5.04(e);

                (F) by any BG Subsidiary in the Company or any Wholly Owned
                    Subsidiary of the Company;

                (G) by a DT Subsidiary in the Company, any other DT
                    Subsidiary, a Senior Guarantor or any Wholly Owned Subsidiary of the Company other than a BG Subsidiary;

                (H) by the Subordinated Guarantor in the Company or any
                    Senior Guarantor; or

                (I) which is effected as a Funding Passthrough or Asset
                    Passthrough (as defined in the Senior Facilities) under the Senior Facilities.

               (ii) any Investment in Cash Equivalents, the Notes or the Exchange Notes;

               (iii) any Investment related to or arising out of a Permitted Acquisition;

               (iv) any Investment which results from the receipt of non-cash consideration from an asset sale made pursuant to and in compliance with the provisions of Section 5.05 or from any sale or other disposition of assets permitted by this Indenture and not constituting an Asset Disposition hereunder;

               (v) loans and advances (a) to employees for emergency, moving, entertainment, travel and other business expenses in the Ordinary Course of Business or (b) to the Company or its Subsidiaries if the proceeds of such loans and advances are used by the Company or its Subsidiaries to make loans or advances to employees contemplated by clause (a) provided the total loans and advances under this clause (v) shall not exceed $1.0 million in the aggregate at any time outstanding;

               (vi) Investments received as part of the settlement of litigation or in satisfaction of Investments to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts by said Person;

               (vii) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger or consolidation;

               (viii) Investments in securities received in settlement of trade obligations in the Ordinary Course of Business;

               (ix) the purchase by the Subordinated Guarantor from NTL Delaware of the Delaware/NTL (UK) Group Note and the acquisition by the Company of the Diamond Cable Notes in accordance with the Reorganization Plan;

               (x) any Existing Investment and further Investments in such Existing Investments to the extent required by, or if such agreements do not require such Investment, but provide an election to make the Investment on favorable terms to the Company or the Subsidiary proposing to make such Investment as approved by the Board of Directors of the Company pursuant to elections made under, agreements governing such Existing Investments as in effect on the date of this Indenture and set forth on Schedule 1.01-E (Part B) and further Investments in Euroco Assets to the extent such further Investment is required by (or if such agreements do not require such Investment, but provide an election to make the Investment on favorable terms to the Company or the Subsidiary proposing to make such Investment as approved by the Board of Directors of the Company pursuant to elections made under) agreements governing such Euroco Assets as set forth on Schedule 1.01-C and such further Investment in Euroco Assets do not exceed(pound)25 million;

               (xi) Investments by the Company in Indebtedness of a counter-party to a Currency Agreement for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount);

               (xii) receivables owing to the Company or any Subsidiary if created or acquired in the Ordinary Course of Business;

               (xiii) any Investment in duty deferment, development, bid, performance, completion, surety or appeal bonds or similar instruments, arising in the Ordinary Course of Business;

               (xiv) other Investments in Persons not to exceed $25.0 million in the aggregate at any time outstanding; provided that such Investment is in a Person whose primary business is the same, related, ancillary or complementary to the business in which the Company or its Subsidiaries were engaged in on the date of such Investment; and the Company provides, and/or causes its relevant Subsidiary to provide, a security interest in and continuing lien on, all or a ratable portion of (as applicable) the Company's and/or the relevant Subsidiary's aggregate right, title and interest in, to and under such Investment to the Collateral Agent, on behalf of the Holders, unless the Company and/or the Subsidiary making the Investment is prohibited under the terms of the Senior Facilities Documents, the Diamond Notes or the Triangle Notes, or any Permitted Refinancing Indebtedness incurred in relation to the Diamond Notes or Triangle Notes from providing such security interest and continuing lien to the Collateral Agent, on behalf of the Holders;

               (xv) Interest Swap Obligations entered into for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

               (xvi) the redemption of the Workplace Technologies Notes and payment of interest accrued thereon to the Effective Date;

               (xvii) the steps or actions referred to in paragraph 6 ("Cancellation of Certain Obligations") of Article IV.C
         ("Restructuring Transactions") of the Reorganization Plan;

               (xviii) trade credit or guarantees or indemnities granted in the Ordinary Course of Business on usual and customary terms;

               (xix) any guarantee or indemnity given by the Company, a BG Subsidiary, Guarantor or DT Subsidiary, respectively, in respect of any Indebtedness permitted to be incurred under this Indenture, or other obligation not restricted by the terms of the Transaction Documents, of the Company, another BG Subsidiary, Guarantor or DT Subsidiary, respectively;

               (xx) Investments by a Triangle Entity in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation performance and other similar deposits;

               (xxi) a capital contribution (or an exchange for convertible loan stock issued by the recipient of the assets) of all or any portion of (A) the Intercompany Receivable Note by the Company to the Subordinated Guarantor or any BG Subsidiary, (B) all or any portion of an intercompany receivable by the Subordinated Guarantor to any BG Subsidiary, (C) any intercompany receivable by any BG Subsidiary to another BG Subsidiary, (D) the Intercompany Receivable by NTL Funding (NJ) Inc. to NTL Communications (Ireland) Ltd, (E) the Intercompany Receivable by the Company to Cablelink, (F) all or any portion of the Intercompany Receivable referred to in paragraph (C) of the definition of Intercompany Receivable by NTL Group Limited to Triangle or (G) the Diamond Cable Notes to Diamond Cable;

               (xxii) Investments to be made by the Company pursuant to the Senior Facilities Documents in connection with an Asset Adjustment Payment (as defined therein);

               (xxiii) any Investment related to or arising out of a Committed Acquisition; and

               (xxiv) credit granted by any Subsidiary to a member of the Group, where the Indebtedness outstanding thereunder relates to Intra-Group Services provided that where such credit relates to services falling within clauses (b) or (c) of the definition of Intra-Group Services:

               (A) the settlement of all such credit estimated by NTL Communications Limited to be owed by members of the Group which are not Obligors (as defined in the Senior Credit Facility) shall take place no less frequently than on a monthly basis; and

               (B) if, on the first Business Day falling after the fourteenth day of each calendar month, the aggregate amount of all such credit owed by members of the Group which are not Obligors (as defined in the Senior Credit Facility) is estimated by NTL Communications Limited to be in excess of (pound)25.0 million (or its equivalent in other currencies) all such credit shall be promptly settled at such time provided that any overpayment or underpayment arising as a result of the settlement of all such credit may be returned to the overpaying party or paid by the underpaying party.

            "Permitted Liens" means (a) Liens in favor of the Trustee or Collateral Agent; (b) Liens on property of a Person or any of its Subsidiaries existing at the time such Person is merged into or consolidated with or acquired by the Company or any Subsidiary of the Company or such property is acquired by the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not encumber any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the Ordinary Course of Business, similar Liens imposed by suppliers by contracts on materials or supplies purchased from such supplier in the Ordinary Course of Business, in each case which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings, or any Lien constituted by a rent deposit deed entered into on arms length terms and in the Ordinary Course of Business, securing the obligations of the Company and its Subsidiaries in relation to a lease of office or other business premises by and for the Company or any Subsidiary of the Company; (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP or generally accepted accounting principles applicable to the relevant Person shall have been made therefor; (e) Liens existing on the Closing Date set forth on Schedule 1.01-F, and any renewals or replacements of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Liens (so long as the renewal or replacement Lien does not cover more property from, or secure Indebtedness of an amount greater than the amount of Indebtedness (plus any fees, costs and expenses incurred in connection with such Refinancing) secured by, the Existing Lien); (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that do not in the case of any individual property materially interfere with the Company's ability to conduct its business from such property or interfere with the ordinary conduct of the business of the Company or its Subsidiaries; (g) with respect to the BG Subsidiaries and the Subordinated Guarantor, Liens which are "Permitted Encumbrances" under either of the Senior Facilities (as in effect on the Closing Date);
(h) with respect to the DT Subsidiaries, Liens which are permitted or not prohibited under Section 1011 of the Diamond Notes Indenture or Section
4.10 of the Triangle Notes Indenture, as the case may be (each as in effect on the date hereof); (i) with respect to the BG Subsidiaries and the Subordinated Guarantor, Liens securing Indebtedness under the Senior Facilities, as permitted to be incurred under this Indenture; (j) Liens securing obligations under the Currency Agreements and /or Interest Swap Obligations that are permitted under this Indenture; (k) Liens securing Permitted Refinancing Indebtedness; provided that the Company or Subsidiary was permitted to Incur Liens with respect to the Indebtedness so Refinanced; (l) Liens securing Indebtedness permitted by Section 5.04(b)(iv)(x); (m) the cash collateralization of performance bonds in the Ordinary Course of Business, in an amount not to exceed (pound)20.0 million; and (n) Liens granted by the Company or the Subordinated Guarantor to secure indebtedness under the Senior Facilities over bank accounts containing cash sourced from BG Subsidiaries and any interest earned thereon which is required to be reinvested in a BG Subsidiary under the terms of the Senior Facilities.

            "Permitted Overdraft Borrowings" means Indebtedness in respect of an Overdraft Facility if such Indebtedness:

            (i) has been incurred solely for short term cash management purposes in the Ordinary Course of Business; and

            (ii) is fully repaid within three business days of it having been incurred (from available funds other than Permitted Overdraft Borrowings).

            "Permitted Refinancing Indebtedness" means:

                     (i) any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance other Indebtedness (other than the Diamond Notes, the Triangle Notes and the Senior Facilities) of any such Persons; provided, however, that (A) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding plus accrued interest and premium, if any (set forth in the original instrument representing such Indebtedness), of the Indebtedness so Refinanced (plus the amount of reasonable fees, costs and expenses incurred in connection with such Refinancing); (B) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of, at the time of such Refinancing, the Indebtedness being Refinanced; (C) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; (D) such Indebtedness is Incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being Refinanced; (E) if the Indebtedness being Refinanced is unsecured, such Permitted Refinancing Indebtedness is unsecured; and (F) any Excess Refinancing Proceeds are applied in accordance with Section 5.11; and

                     (ii) any Indebtedness issued in exchange for, or the net proceeds of which are used to Refinance the Diamond Notes or the Triangle Notes; provided, however, that (A) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest and premium, if any, outstanding at the time of such Refinancing, of the Diamond Notes or the Triangle Notes (as the case may be) (plus the amount of reasonable fees, costs and expenses incurred in connection with such Refinancing); (B) such Permitted Refinancing Indebtedness has a final maturity date at least six months later than the final maturity date of the Notes and there is no principal amortization prior to the maturity date; (C) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Diamond Notes or the Triangle Notes, as the case may be, being Refinanced; (D) such Permitted Refinancing Indebtedness is unsecured; and (E) any Excess Refinancing Proceeds are applied in accordance with
           Section 5.11.

           "Permitted Refinancing Indebtedness" shall not include Indebtedness under the Senior Facilities which may be Refinanced.

           "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision of any government or agency (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "PIK Notes" is defined in Exhibit A.

            "Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of January 9, 2003 made by the Senior Guarantors in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties and the other parties to such agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Preferred Stock" of any Person, means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "protected purchaser" is defined in Section 2.07.

            "Purchase Date" is defined in Section 4.10(a).

            "Purchase Agreement" means the Purchase Agreement, dated as of January 9, 2003, by and among the Company, the Guarantors and the Purchasers.

            "Purchasers" is defined in Appendix A.

            "Redeemable Dividend" means, for any dividend with regard to Disqualified Capital Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

            "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Notes.

            "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and the Notes.

            "Refinance" in respect of any security or Indebtedness, means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registered Exchange Offer" is defined in Appendix A.

            "Registrar" is defined in Section 2.03(a).

            "Regular Record Date" is defined in Exhibit A and Exhibit B.

            "Regulation S" is defined in Appendix A.

            "Relevant Multiple" means for the year ending December 31:

            (a) 2003, 1.5;
            (b) 2004, 1.75;
            (c) 2005, 2.0;
            (d) 2006, 2.25;
            (e) 2007, 2.5;
            (f) 2008, 2.75;
            (g) 2009, 3.

            "Remaining Subsidiaries" means all Subsidiaries of the Company other than any Subsidiary which is a Designated Company or a Significant Subsidiary.

            "Reorganization Plan" shall have the meaning ascribed to that term in the Purchase Agreement.

            "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness in respect of any Senior Indebtedness.
In the case of Indebtedness under the Senior Facilities, the Representative shall mean J.P. Morgan Europe Limited or any successor to J.P. Morgan
Europe Limited under the Senior Facilities of which the Trustee is notified.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payments" is defined in Section 5.02(a).

            "Rights Agreement" means the rights agreement, dated as of January 10, 2003, between the Company and Continental Stock Transfer & Trust Company, as such agreement may be amended from time to time.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "Secured Parties" means, collectively, the Trustee and the Holders.

            "Securities Act" is defined in Appendix A.

            "Senior Credit Facility" means the credit agreement, dated May 30, 2000, by and among NTL Communications Limited, as parent, NTL Investment Holdings Limited, as post-novation borrower, the guarantors named in the credit agreement, the Company, J.P. Morgan plc (formerly known as Chase Manhattan plc) and Morgan Stanley Dean Witter Bank Limited, as arrangers and joint book managers, J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited), as agent and security trustee, and the other parties to such credit agreement, together with the Senior Facilities Documents relating thereto, in each case as amended and restated and novated prior to the date of this Indenture, and as may be further amended and/or restated or Refinanced from time to time.

            "Senior Default" means an event of default under the Senior Credit Facility or the Working Capital Facility entitling the lenders thereunder to pursue remedies in respect of such event of default.

            "Senior Facilities" means, individually and collectively, the Senior Credit Facility and the Working Capital Facility.

            "Senior Facilities Documents" means the documents representing the Senior Facilities or Interest Swap Obligations with respect to Indebtedness under the Senior Facilities, and all certificates, instruments, financial and other statements and other documents and agreements made or delivered from time to time in connection with the Senior Facilities or the Interest Swap Obligations and related to them.

            "Senior Guarantor" means a Guarantor other than the Subordinated Guarantor.

            "Senior Indebtedness" means (i) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Subsidiaries whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company or its Subsidiaries for reimbursement (including attorneys' fees incurred in connection with any such proceeding, whether or not allowed in such proceeding), indemnities and fees relating to, and all other amounts owing under, the Senior Facilities, (ii) the principal of (and premium, if any) and interest on Indebtedness of the Subordinated Guarantor or any BG Subsidiary for money borrowed, whether incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refunding of any such Indebtedness, and (iii) Interest Swap Obligations or Currency Agreements entered into with respect to Indebtedness described in clause (i) above; provided, however, that the following shall not constitute Senior Indebtedness: (1) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is not superior in right of payment to the Notes, (2) any Indebtedness as to which the terms of the instrument creating or evidencing the same provide that such Indebtedness is subordinated in right of payment in any respect to any other Indebtedness of the Company, (3) Indebtedness evidenced by the Notes, the Guarantees or the Subordinated Guarantee, (4) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company,
(5) any obligation of the Company arising from Disqualified Capital Stock of the Company, (6) any portion of any Indebtedness which is incurred in violation of this Indenture (but, as to any such Obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Obligation or their representatives shall have received an Officer's Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made and would not) violate such provisions of this Indenture), and (7) Indebtedness which, when incurred and without respect to any election under section 1111(b) of Title 11, United States Code, is without recourse to the Company.

            "Shelf Registration Statement" is defined in Appendix A.

            "Significant Subsidiary" means any direct or indirect Subsidiary of the Company with consolidated assets (excluding intercompany notes or receivables) of more than $15 million;

            "Six Month Date" is defined in Section 5.04(b)(iii).

            "Special Interest" is defined in Exhibit A.

            "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in this Indenture or such Note as the scheduled fixed date on which the principal amount of such Note or such installment of interest is due and payable and shall not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment of such interest or principal.

            "Subject Transaction" is defined in Section 5.04(a).

            "Subordinated Guarantee" means the Guarantee provided by the Subordinated Guarantor pursuant to Article 11 of this Indenture.

            "Subordinated Guarantor" means Communications Cable Funding Corp., a Delaware Corporation.

            "Subordinated Indebtedness" means Indebtedness of the Company or any of its Subsidiaries which is expressly subordinated to and junior to the payment and performance of the Notes or any such Subsidiary's Guarantee, as applicable, of the Notes.

            "Subordinated Obligations" means, with respect to the Company, any Indebtedness of the Company (whether outstanding on the Closing Date or incurred after the Closing Date) which is expressly subordinate in right of payment to the obligations of the Company under the Notes pursuant to a written agreement.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination of them) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination of them) provided, however, that with respect to the Company or any of its Subsidiaries, the term "Subsidiary" shall not include Moleseye Limited or NTL Radio Services Limited so long as such persons are not Wholly Owned Subsidiaries of the Company. Any Person becoming a Subsidiary of the Company after the date of this Indenture should be deemed to have Incurred all of its outstanding Indebtedness on the date it becomes a Subsidiary.

            "Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

            "Supplemental Guarantee" is defined in Section 11.02.

            "Tax Returns" means all reports and returns (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to Taxes.

            "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or other taxes, duties or assessments of any kind whatsoever imposed on any Person, together with any interest, additions or penalties with respect to those Taxes and any interest in respect of such additions or penalties and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury regulation section 1.1502-6 or analogous state, local or foreign law provision or otherwise.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb), as amended from time to time.

            "Transaction Agreement" means the restated agreement dated as of July 26, 1999 between Bell Atlantic Corporation, Cable & Wireless, Cable & Wireless Communications Plc (now known as NTL (CWC) Limited) and Euroco (as amended, novated and restated from time to time).

            "Transaction Documents" is defined in the Purchase Agreement.

            "Trapped Income" means (i) any income of a Diamond Entity which may not be distributed (directly or indirectly) to the Company as a result of insufficient or negative distributable reserves or a contractual restriction in the terms of the agreements governing the Diamond Notes or any Permitted Refinancing Indebtedness Incurred in relation to the Diamond Notes, provided that such income shall constitute Trapped Income only so long as there is no event of default under such agreements, (ii) any income of a Triangle Entity which may not be distributed directly or indirectly to the Company as a result of insufficient or negative distributable reserves or a contractual restriction in the terms of this Indenture or the agreements governing the Triangle Notes or any Permitted Refinancing Indebtedness Incurred in relation to the Triangle Notes, provided further that such income shall constitute Trapped Income only so long as there is no event of default under the Triangle Notes; and (iii) any income of a BG Subsidiary which may not be distributed directly or indirectly to the Company as a result of insufficient or negative distributable reserves or a contractual restriction in the Senior Facilities; provided that such income shall constitute Trapped Income only so long as there is no event of default under such agreements.

            "Triangle" means NTL (Triangle) LLC, a Delaware limited liability company.

            "Triangle Asset Disposition" means any Asset Disposition of any assets of any Triangle Entity or any Asset Disposition of the Capital Stock of Triangle.

            "Triangle Entities" means Triangle and any direct or indirect Subsidiaries of Triangle.

            "Triangle Notes" means the 11.2% Senior Discount Debentures issued by Triangle under an indenture deed dated November 15, 1995 as amended by a First Supplemental Indenture dated November 28, 1998.

            "Triangle Notes Indenture" means the indenture in respect of the Triangle Notes, dated as of November 15, 1995 as amended by a First Supplemental Indenture dated November 28, 1998.

            "Triangle Pledge Agreement" means the Stock Pledge Agreement, dated as of January 9, 2003 made by the holders of membership interests in Triangle in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties and the other parties to such agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Trustee" is defined in the preamble.

            "Trust Officer," when used with respect to the Trustee, means the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee in its Corporate Trust Administration Department customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "United States" shall have the meaning assigned to such term in Regulation S.

            "Updated Business Plan" means the business plan for the Group in the form agreed under the Senior Facilities and delivered as a condition precedent to the Second Restatement Amendment Effective Time (as defined in the Senior Credit Facility) under the Senior Facilities.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality of the United States of America) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned BG Subsidiary" means a BG Subsidiary, all of the outstanding Capital Stock or other ownership interests (including pledged interests) of which (other than directors' qualifying shares) shall at the time be owned by or on behalf of one or more other Wholly Owned Subsidiaries of the Company.

            "Wholly Owned DT Subsidiary" means a DT Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by or on behalf of one or more other Wholly Owned Subsidiaries of the Company.

            "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests (including pledged interests) of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or nominee on their behalf.

            "Working Capital Banks" means the lending banks under the Working Capital Facility.

            "Working Capital Facility" means the credit agreement, dated May 30, 2000, by and among the Company, as parent, NTL (UK) Group, Inc., as intermediate parent, NTL Communications Limited, as borrower, and J.P. Morgan plc (formerly known as Chase Manhattan plc) and Morgan Stanley Dean Witter Bank Limited, as arrangers and joint book managers, J.P. Morgan Europe Limited (formerly known as Chase Manhattan International Limited), as agent and security trustee, and the other parties to such credit agreement, together with the Senior Facilities Documents relating thereto, in each case as amended and restated and novated prior to the date of this Indenture, and as may be further amended and/or restated or Refinanced from time to time.

            "Workplace Technologies Notes" means the Floating Rate Loan Notes due 2005 issued pursuant to a loan note instrument dated October 1, 1999 in connection with the acquisition of NTL Business Limited (previously named Workplace Technologies plc), which have a principal outstanding amount equal to less than (pound)150,000 in the aggregate.

         Section 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "indenture securities" means the Notes, the Exchange Notes, the Guarantees and the Exchange Guarantees.

            "indenture trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         Section 1.03. Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement;

            (c) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (d) "including" means including without limitation;

            (e) "to" and "until" each mean "to but excluding";

            (f) any definition of or reference to any agreement, instrument or other document in this Indenture shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Indenture);

            (g) any reference in this Indenture to any Person shall be construed to include such Person's successors and assigns;

            (h) words in the singular include the plural and words in the plural include the singular;

            (i) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount of such security that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (j) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

            (k) all amounts in dollars or pounds sterling shall include its foreign currency equivalent; and

            (l) any reference to a section, clause, definition or paragraph of any of the Senior Facilities Documents in this Indenture shall be construed as referring to such section, clause, definition or paragraph as from time to time amended or modified or re-numbered (subject to any restrictions on such amendments and modifications) set forth in this Indenture or the equivalent or substantially equivalent provision contained in any document related to a Refinancing of the Senior Facilities.

                                  ARTICLE 2.

                                   THE NOTES
                                   ---------

         Section 2.01. Form and Dating. Provisions relating to the Initial Notes, the PIK Notes and the Exchange Notes to be issued in exchange for the Initial Notes (and any PIK Notes) or otherwise as provided in this Indenture are set forth in Appendix A, which is incorporated in and expressly made a part of this Indenture. The Initial Notes (together with any PIK Notes issued in respect thereof) and the Trustee's certificate of authentication relating to the Initial Notes shall each be substantially in the form of Exhibit A to this Indenture, which is incorporated in and expressly made a part of this Indenture. The Exchange Notes (together with any PIK Notes issued in respect thereof) and the Trustee's certificate of authentication relating to the Exchange Notes shall be substantially in the form of Exhibit B to this Indenture, which is incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall bear interest as set forth in the first paragraph of the reverse side of the Notes. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 (in principal amount at maturity) and multiples of $1,000.

         Section 2.02. Execution and Authentication. One officer shall sign the Notes for the Company by manual or facsimile signature.

            If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon written direction of the Company, authenticate and make available for delivery Notes as set forth in Appendix A.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         Section 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and
(ii) the Notes Custodian with respect to the Global Exchange Notes (as defined in Appendix A).

            (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation for acting as such Registrar or Paying Agent pursuant to Section 8.07. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent or Registrar.

            (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 8.08.

            Section 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled to such principal and interest) a sum sufficient to pay such principal amount and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            Section 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements for transfer set forth on the Note are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section
2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar shall treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Guarantor, the Paying Agent, the Trustee or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Exchange Note shall, by acceptance of such Global Exchange Note, agree that transfers of beneficial interest in such Global Exchange Note may be effected only through a book-entry system maintained by the Trustee acting as the Company's agent and that ownership of a beneficial interest in such Global Exchange Note shall be required to be reflected in a book entry.

            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of section 8-405 of the New York Uniform Commercial Code are met, such that the Holder
(a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in section 8-303 of the New York Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of both the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced, unless the Holder is an institution with a Consolidated Net Worth in excess of $100.0 million and contractually commits to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced, in which case no such indemnity bond may be required. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement of such Note.

            Every replacement Note is an additional obligation of the Company.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

         Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all the principal amount and interest and Special Interest, if any, payable on that date with respect to the Notes (or portions of such Notes) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions of such Notes) cease to be outstanding and interest on them ceases to accrue.

         Section 2.09. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes, which shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

         Section 2.10. Cancellation. The Company at any time may deliver
Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Notes to the Company pursuant to written direction by an officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

         Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest or Special Interest, if any, on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use Committee on Uniform Securities Identification Procedures numbers (the "CUSIP numbers") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE 3.

                                  REDEMPTION
                                  ----------

         Section 3.01. Notices to Trustee. If the Company offers to purchase Notes pursuant to Section 4.09, Section 4.10 or elects or is required to redeem Notes pursuant to paragraphs 5 and 23 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Notes to be redeemed. The redemption provisions of paragraphs 5 and 23 of the Notes are fully incorporated in this Indenture.

            The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 30 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions in this Indenture. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall be void and of no effect.

         Section 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata from all of the Holders. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         Section 3.03. Notice of Redemption. (a) At least 10 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail or by telefacsimile, with written confirmation of receipt, to each Holder of Notes to be redeemed at such Holder's registered address.

            The notice shall identify the Notes to be redeemed and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price and the amount of accrued interest to the Redemption Date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (v) if fewer than all the outstanding Notes are to be
            redeemed, the certificate numbers and principal amount at maturity of the particular Notes to be redeemed;

                  (vi) that, unless the Company defaults in making such
            redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and any Special Interest on Notes (or portion of such Notes) called for redemption ceases to accrue on and after the Redemption Date;

                  (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

         Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest and Special Interest, if any, to the Redemption Date; provided, however, that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest and Special Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m.
(New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the Redemption Date, the interest shall cease to accrue on Notes or portions of such Notes called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal amount of, plus accrued and unpaid interest and Special Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

         Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

                                  ARTICLE 4.

                             AFFIRMATIVE COVENANTS
                             ---------------------

         Section 4.01. Payment of Notes. (a) The Company shall promptly pay the principal of, interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal amount of and interest on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal of and interest on the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            (b) The Company shall pay interest on overdue principal of the Notes at the rate specified for overdue principal in the Notes and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (c) PIK Notes. The Company may pay interest on the Notes through the issuance of PIK Notes to the extent provided by the terms of the Notes.

            Section 4.02. Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, the Company shall from and after a Note Registration, file with the Commission, and provide the Trustee and Holders (upon request) within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports that are specified in section 13 and 15(d) of the Exchange Act. In the event that the rules and regulations promulgated under the Exchange Act or the interpretations of the Commission of such rules and regulations would permit the Company, if it were subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, to cease to file separate reports pursuant to those sections, the Company may file with the Commission copies of its annual report and the information, documents and other reports that are specified in section 13 and 15(d) of the Exchange Act (including such information as would be required to so permit the Company to cease to file separate reports) and provide them to the Trustee and Holders (upon request) within 15 days after it files them with the Commission, in which case the Company shall be relieved of its obligations under the previous sentence. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA section 314(a).

         Section 4.03. Preservation of Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory) and licenses of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or license, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries if the loss of such right, license or existence does not and would not reasonably be expected to result in a Material Adverse Effect.

         Section 4.04. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals and replacements of such properties, all as in the judgment of the Company may be necessary so that the business carried on in connection with such properties may be properly conducted; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance does not and would not reasonably be expected to result in a Material Adverse Effect.

         Section 4.05. Taxes.

            (a) Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes of the Company or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim (1) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, provided that appropriate reserves for such Tax or claim are established in the Company's consolidated financial statements in accordance with GAAP, if applicable, or (2) if the failure to pay such Tax or claim would not reasonably be expected to have a Material Adverse Effect.

            (b) Tax Returns. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries shall timely file or cause to be filed when due all material Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for taxable years ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns except as permitted under Section 4.05(a).

            (c) Contest Provisions. Prior to Note Registration, the Company shall promptly notify the Trustee in writing upon receipt by the Company or any of its Subsidiaries of notice of any pending or threatened federal, state, local or foreign income or franchise Tax audits or assessments which may materially affect the Tax liabilities of the Company or have a Material
Adverse Effect.

            (d) Transfer Taxes. All transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including costs and expenses relating to such Taxes) incurred in connection with the consummation of the transactions contemplated by this Indenture, shall be borne by the Company. The Holders shall reasonably cooperate with the Company in the preparation and filing of any such Tax Returns and other documentation.

         Section 4.06. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officer's Certificate made on behalf of the Company stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect to such Default. The Company also shall comply with section 314(a)(4) of the TIA.

         Section 4.07. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all Applicable Laws and will obtain and maintain, and will cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 4.08. Insurance. The Company shall cause its Subsidiaries to maintain, with financially sound and reputable insurers or (except with respect to the Captive Insurance Company's own insurance) the Captive Insurance Company, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect to such deductibles, co-insurance and self-insurance) as is customary in the case of entities engaged in a similar businesses. In the case of the Captive Insurance Company, the Company shall from time to time determine whether it is reasonably prudent in the judgment of the Board of Directors of the Company for the Captive Insurance Company to effect and maintain insurance with a financially sound and reputable underwriter or insurance or reinsurance company. It is understood that, consistent with that custom, the Company and its Subsidiaries do not insure the underground portion of its cable network.

         Section 4.09. Offer to Repurchase Upon Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or a multiple of $1,000) of each Holder's Notes at an offer price in cash equal to 101% of the outstanding face principal amount of such Holder's Notes, plus accrued and unpaid interest on such Notes (the "Change of Control Payment") and Special Interest, if any, until the Change of Control Payment Date (as defined in Section 4.09(b)(ii) below) in accordance with the terms set forth below. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Indenture by reason of any act required by such rule or other Applicable Law.

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                (i) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

                (ii) the purchase price and the purchase date, which shall be at least 10 Business Days but no more than sixty (60) days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date");

                (iii) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent for such purpose, at the address specified in the notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

                (iv) that Holders will be entitled to withdraw their election if the Company or its designated agent for such purpose, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                (v) other information required to be included pursuant to
     Section 3.03.

            (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer and (ii) pay to the Hold0 ers of Notes or portions of the Notes so tendered an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered. The Company shall promptly mail or deliver by wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a face principal amount of $1,000 or a multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Section 4.10. Offer to Purchase by Application of Excess Proceeds.

            (a) In the event that, pursuant to Section 5.05 or Section
     5.11, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Excess Proceeds Offer"), it shall follow the procedures specified in this Section 4.10. Each Excess Proceeds Offer shall remain open for not less than thirty (30) nor more than sixty (60) days immediately following its commencement, except to the extent that a longer period is required by Applicable
     Law (the "Offer Period"). On the Business Day immediately after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Notes required to be purchased pursuant to Section
     5.05 or Section 5.11 at the Redemption Price applicable on the Purchase Date, as set forth in paragraph 5 of the Notes, plus accrued and unpaid interest, if any, on such Notes to the Purchase Date (the "Offer Amount") or, if less than the Offer Amount has been tendered, the Company shall purchase all Notes tendered in response to the Excess

     Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            (b) Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                  (i) that the Excess Proceeds Offer is being made pursuant
            to this Section 4.10 and Section 5.05 (or Section 5.11, as the case may be) and the length of time the Excess Proceeds Offer shall remain open;

                  (ii) the Offer Amount, the purchase price and the
            Purchase Date;

                  (iii) that Holders electing to have a Note purchased
            pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company at the address specified in the notice at least three Business Days before the Purchase Date;

                  (iv) that Holders shall be entitled to withdraw their
            election if the Company receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (v) other information required to be included pursuant to
            Section 3.03.

            (c) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions of the Offer Amount of Notes tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Holders and the Trustee an Officer's Certificate stating that such Notes or portions of such Notes were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company shall promptly (but in any case not later than five (5) Business Days after the Purchase
Date) mail or deliver by wire transfer to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and deliver it to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered, if any; provided, however, that each such new Note shall be in a face principal amount of $1,000 or a multiple of $1,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder of such Note.

         Section 4.11. Further Assurances. The Company shall, upon the request of Holders, execute and deliver, or cause to be executed and delivered, such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture or to perfect or renew the rights of the Collateral Agent and the Holders with respect to the Collateral (or with respect to any additions, replacements or proceeds of such Collateral or with respect to any other property or assets acquired after the date of this Indenture by the Company or any Guarantors which may be deemed to be part of the Collateral) pursuant to this Indenture, the other Transaction Documents or the Collateral Documents. Upon exercise by the Collateral Agent or any Holder of any power, right, privilege or remedy pursuant to this Indenture, the other Transaction Documents or the

Collateral Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents that the Collateral Agent or such Holder may be required to obtain from the Company or any of its Guarantors for such governmental consent, approval, recording, qualification or authorization.

            Section 4.12. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account which fairly present its financial position and enable it to prepare financial statements in conformity with GAAP or with generally accepted accounting principles in its jurisdiction of incorporation or as otherwise required by Applicable Law and consistently applied.

            Section 4.13. Payment of Additional Amounts. At least 10 days prior to the first date on which payment of principal and any premium or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officer's Certificate described in this Section 4.13, the Company shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officer's Certificate instructing the Trustee and the Paying Agent whether the Company is obligated to pay Additional Amounts (as defined in paragraph 22 of the Notes) with respect to such payment of principal, or of any premium or interest on the Notes. If the Company will be obligated to pay Additional Amounts with respect to such payment, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or the Paying Agent such Additional Amounts. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished to them pursuant to this Section 4.13.

            Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Offer Amount, interest or any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.13 and paragraph 22 of the Notes (Exhibit A hereto) to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this
Section 4.13 and paragraph 22 of the Notes (Exhibit A hereto) and express mention of the payment of Additional Amount (if applicable) in any provisions hereof shall not be construed as excluding Additional Amount in those provisions hereof where such express mention is not made (if applicable).

                                ARTICLE 5.

                     NEGATIVE COVENANTS OF THE COMPANY
                     ---------------------------------

         Section 5.01. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Indenture, and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power in this Indenture granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 5.02. Restricted Payments.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock or other Equity Interests of, including any payment in connection with a merger or consolidation involving, the Company or any of its Subsidiaries (except the Company may issue stock dividends in order to effect a stock split and may effect a rights offering by dividend or distribution of rights to purchase for cash Common Stock of the Company to holders of Common Stock entitling them to purchase such Common Stock and issue rights to purchase Series A Junior Participating Stock of the Company (or any other series of preferred stock of the Company containing substantially similar terms to the Series A Junior Participating Stock) pursuant to the Rights Agreement), (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock or other Equity Interests of the Company or any of its Subsidiaries now outstanding or which become outstanding after the date of this Indenture (other than the acquisition or issuance of Equity Interests of any Subsidiary of the Company to the extent permitted as a Permitted Investment or which does not constitute an Asset Disposition pursuant to clauses (i),
(ii), (xv), (xvi) and (xx) of the definition of Asset Disposition), (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment with respect to, any Subordinated Indebtedness or (iv) make any Restricted Investments (the items described in clauses (i), (ii), (iii) and (iv) are referred to as "Restricted Payments"); unless at the time of and after giving effect to such Restricted Payment:

            (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

            (B) the Company would, at the time such Restricted Payment was made and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four Fiscal Quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness Ratio Test set forth in Section 5.04(a), except that the Modified Indebtedness Ratio will apply to that test instead of the Indebtedness Ratio; and

            (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by Section 5.02(c)), is less than the difference between
      (x) Cumulative EBITDA and (y) the Relevant Multiple times Cumulative Interest Expense.

            This paragraph (a) shall not prohibit (I) the payment or distribution by any Subsidiary (other than Triangle) of any dividend on or other distribution of its Capital Stock or other Equity Interests (in cash or by way of an issue of Common Stock of the payer of such dividend) or assets to the extent the proceeds of such payment or distribution are paid or made pro rata to the holders of such Capital Stock or other Equity Interests; (II) the making of any loan or advance, directly or indirectly, by a Subsidiary of the Company to another Subsidiary of the Company or to the Company to enable (A) the Company to pay its overhead expenses (including without limitation, all expenses under the Exchange and Registration Rights Agreement and under the Equity Registration Rights Agreement pertaining to the registration under the Securities Act of the Notes and the Capital Stock of the Company), (B) the Company or any of its Subsidiaries to pay all Taxes due and owing by the Company and its Subsidiaries, (C) the Company and its Subsidiaries to pay (x) regularly scheduled installments of accrued and unpaid interest on the Notes that are required to be paid only in cash, and (y) regularly scheduled installments of principal and interest and any other fees and expenses that are required under any Existing Indebtedness as to which the

Company and any Subsidiary is an obligor to be paid in cash, and (D) the Company and its Subsidiaries to make any other Restricted Payment or Permitted Investment, or to consummate any Affiliate Transaction, but in each case only to the extent permitted under this Indenture and provided that any of the payments referred to in clauses (A) to (D) of this paragraph are made by the Company or the relevant Subsidiary within 30 days after the date of the making of the loan or advance referred to in this clause (II); and (III) any of the following if no Default or Event of Default shall have occurred and be continuing immediately after any such transaction:

            (i) the payment of any dividend (in cash or by way of an issue of Common Stock of the payer of such dividend) within 60 days after the date of declaration of such dividend, if at said date of declaration such payment would have complied with the other provisions of this Indenture;

            (ii) subject to Section 5.11, the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests of the Company (other than Disqualified Capital Stock);

            (iii) the redemption, repurchase or acquisition by any Subsidiary of its Capital Stock or other Equity Interests to the extent the proceeds of such payment, redemption, repurchase or acquisition or any property transferred are paid pro rata to the holders of such Capital Stock or other Equity Interests;

            (iv) the making of Restricted Payments by the Company or any of its Subsidiaries necessary to consummate the Reorganization Plan or required by the Reorganization Plan or prepay or make scheduled payments on Existing Indebtedness or make scheduled payments on Indebtedness incurred by the Company or its Subsidiaries pursuant to
      Section 5.04; and

            (v) the redemption, repurchase, repayment, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes upon the occurrence of a change of control to the extent required by the terms of such Indebtedness; provided that no such redemption, repurchase, repayment, defeasance or other acquisition or retirement for value shall be made prior to the Company's repurchase of all Notes required to be repurchased pursuant to Section 4.09.

            (b) Notwithstanding paragraph (a), after the Closing Date, under no circumstances may the Company (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock or other Equity Interests of, including any payment in connection with a merger or consolidation involving, the Company (except the Company may issue stock dividends in order to effect a stock split and may effect a rights offering by a dividend or distribution of rights to purchase for cash Common Stock of the Company to holders of Common Stock entitling them to purchase such Common Stock and issue rights to purchase Series A Junior Participating Stock of the Company (or any other series of preferred stock of the Company containing substantially similar terms to the Series A Junior Participating Stock) pursuant to the Rights Agreement) or (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock or other Equity Interests of the Company now outstanding or which become outstanding after the date of this Indenture.

            (c) The Company and its Subsidiaries may make Restricted Payments in order to facilitate regularly scheduled payments in respect of any Subordinated Indebtedness permitted in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in or relating to, any agreement pursuant to which such Subordinated Indebtedness was issued, so long as no Event of Default described in Section 7.01 has occurred and is continuing or will result from such payment, provided that in the event that any regularly scheduled payments in respect of any Subordinated Indebtedness are not permitted to be made because of such Event of Default, such regularly scheduled payments in respect of any Subordinated Indebtedness shall accrue and may be paid upon the waiver, cure or rescission of the applicable Event of Default so long as no other Event of Default described in Section 7.01 has occurred and is continuing or will result from such payment.

            (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

            (e) Nothing in this Indenture shall prohibit the making of any dividend, payment, distribution or repayment of intragroup indebtedness (including interest) to (i) the Subordinated Guarantor by a direct or indirect Subsidiary of the Subordinated Guarantor (other than a Triangle Entity) or (ii) by a BG Subsidiary to another BG Subsidiary.

         Section 5.03. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a)(i) pay dividends pro rata or make any other distributions pro rata with respect to any Capital Stock of such Subsidiary or any other interest or participation in, or measured by, such Subsidiary's profits, or (ii) pay any indebtedness owed by such Subsidiary to the Company or any of the Company's other Subsidiaries, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets pro rata to the Company or any of the Company's Subsidiaries, to the extent the actions contemplated by clauses (a) to (c) are permitted under this Indenture, except for such encumbrances or restrictions existing under or by reason of:

            (i) Existing Indebtedness and Capital Stock as in effect on the date of this Indenture;

            (ii) the Senior Facilities Documents; provided, however, that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such provisions, taken as a whole, than those contained in the corresponding Senior Facilities Documents as in force on the Closing Date; it is agreed that subject to the definition of "Senior Credit Facility" and "Working Capital Facility" an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing will not, for the purposes of this clause (ii), be considered materially more restrictive solely because it has a final maturity that is later than the maturity date under the Senior Facilities as amended and in force on the Closing Date;

            (iii) this Indenture and the Notes as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of this Indenture and the Notes;

            (iv) the Collateral Documents as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the Collateral;

            (v) Applicable Law;

            (vi) customary non-assignment provisions in subleases, leases, licenses and other agreements entered into in the Ordinary Course of Business and consistent with past practices and customary non-assignment provisions contained in documents with respect to the rights conferred by those documents to the extent that any such non-assignment provision does not constitute a restriction on the ability of any member of the Group to pay dividends, make loans or repay or prepay loans made by any member of the Group;

            (vii) capital leases or purchase money obligations for property acquired in the Ordinary Course of Business that impose restrictions of the nature described in clause (vi) above on the property so acquired;

            (viii) a Permitted Refinancing Indebtedness; provided, however, that such restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being Refinanced; it is agreed that subject to the definition of "Permitted Refinancing Indebtedness," an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing will not, for the purposes of this clause
      (viii), be considered materially more restrictive solely because it has a final maturity that is later than the maturity date of the Indebtedness being amended, modified, restated, renewed, increased, supplemented, refunded, replaced or Refinanced in force on the Closing Date;

            (ix) any instrument governing Indebtedness, Capital Stock or assets of a Person or any of its Subsidiaries acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

            (x) secured Indebtedness otherwise permitted to be Incurred pursuant to this Indenture that limits the right of any obligor under such Indebtedness to dispose of the assets securing such Indebtedness;

            (xi) contracts for the sale of assets permitted under this Indenture, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (xii) restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the Ordinary Course of Business;

            (xiii) customary provisions in joint venture or partnership agreements or arrangements or constitutional documents regulating joint ventures, partnerships, licenses and leases and other similar agreements entered into in the Ordinary Course of Business;

            (xiv) Permitted Liens; and

            (xv) any agreement covering or relating to Indebtedness permitted to be Incurred under Section 5.04 (b)(iii), (iv), (vii),
      (ix), (xi), (xii), (xvi) or (xvii) hereof (but only in the case of Section 5.04 (b)(vii) or (ix), to the extent permitted by the then existing Senior Facilities) or relating to the terms of convertible loan stock, provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes, but provided further that (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action, and (y) any such agreement may nevertheless contain (I) restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash flow (or any similar formulation thereof) and (II) subordination provisions governing Indebtedness owed to the Company or any Subsidiary.

         Section 5.04. Incurrence of Indebtedness and Issuance of
Disqualified Capital Stock or Preferred Stock.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including any operation of law) (collectively, "Incur"), with respect to any Indebtedness (including Acquired Indebtedness), and the Company shall not issue any Disqualified Capital Stock and shall not permit any of its Subsidiaries to issue any Preferred Stock; provided, however, that the Company may Incur Indebtedness (including Acquired Indebtedness or issue shares of Disqualified Capital Stock), if (i) immediately after the Incurrence of such Indebtedness, the Indebtedness Ratio does not exceed (x) from the Closing Date until December 31, 2005, 5.50 to 1.00 and (y) from January 1, 2006 until the final date of maturity of the Notes, 5.00 to 1.00 (the test set forth in this clause (i) is referred to in this Indenture as "Indebtedness Ratio Test"), (ii) such Indebtedness is unsecured, and (iii) such Indebtedness has a final maturity date on or later than the final maturity date of the Notes.

            For the purpose of the Indebtedness Ratio Test, with respect to any period during which a Permitted Acquisition or an Asset Disposition has occurred (each a "Subject Transaction"), Consolidated Annualized EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis which is consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges which pro forma adjustments shall be certified on behalf of the Company by the chief financial officer of the Company) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection with the Subject Transaction, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding revolving loans under the Senior Facilities Incurred during such period).

            (b) The foregoing provisions shall not apply to:

                  (i) the Incurrence by the Company and its Subsidiaries of
            the Existing Indebtedness;

                  (ii) the Incurrence by the Company and its Subsidiaries
            of the Indebtedness represented by the Notes (including without limitation any issuance of PIK Notes in accordance with the terms of this Indenture and the Notes) and the Guarantees of the Notes or the Exchange Notes and the Exchange Guarantees of the Exchange Notes, or under the Collateral Documents, as the case may be;

                  (iii) the Incurrence by the Company of Subordinated
            Indebtedness not to exceed $250,000,000 in principal amount or liquidation amount since the date of this Indenture provided that (x) the rate of interest or dividends per annum on such Subordinated Indebtedness is less than or equal to 19% compounded semi-annually, (y) has a final maturity or redemption date at least six months later than the final maturity date of the Notes (such six month date, the "Six Month Date"), and (z) there is no principal amortization or sinking fund prior to such Six Month Date;

                  (iv) the Incurrence by the Company or any of its
            Subsidiaries of (x) Indebtedness represented by Capitalized Lease Obligations, Sale and Leaseback Transactions permitted under the terms of this Indenture, mortgage financings or purchase money Indebtedness, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary in an aggregate principal amount not to exceed (without duplication) $60.0 million or (y) Acquired Indebtedness Incurred in connection with a Permitted Acquisition (other than Committed Acquisitions) provided such Indebtedness was not Incurred in connection with or in contemplation of such Permitted Acquisition, in an aggregate principal amount not to exceed (without duplication) $40.0 million at any one time outstanding;

                  (v) the Incurrence by the Company or any of its
            Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, Refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be Incurred;

                  (vi) subject to Section 5.04(e), the Incurrence of
            intercompany or intra-group Indebtedness by:

                        (A) the Company in favor of any Guarantor or a DT
                  Subsidiary or by any Senior Guarantor in favor of the Company or another Guarantor; provided, however, that (x) if the Company becomes the obligor on such Indebtedness after the date of this Indenture (other than Indebtedness owing to the Subordinated Guarantor), such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, (y) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or the Subsidiaries making such loans, as the case may be, and (2) any sale or other transfer of any such Indebtedness to a

                  Person other than the Company or the Subsidiaries making such loans, as the case may be, shall be deemed, in each case, to constitute an Incurrence of new Indebtedness by the Company or such Senior Guarantor, as the case may be;

                        (B) any BG Subsidiary in favor of the Company, the
                  Subordinated Guarantor or any other Wholly Owned Subsidiary of the Company; provided, however, that (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or the Subsidiaries making such loans, and (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a BG Subsidiary or the Subordinated Guarantor, as the case may be, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by such BG Subsidiary;

                        (C) any DT Subsidiary in favor of the Company, any
                  other DT Subsidiary or a Senior Guarantor or any Wholly Owned Subsidiaries of the Company, other than the BG Subsidiaries; provided, however, that (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company, any other DT Subsidiary, a Senior Guarantor or any Wholly Owned Subsidiary of the Company, other than a BG Subsidiary, as the case may be, and (y) any sale or other transfer of any such Indebtedness to a Person other than the Company, any other DT Subsidiary, a Senior Guarantor or the Wholly Owned Subsidiary making such loans, as the case may be, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the DT Subsidiary;

                        (D) the Subordinated Guarantor in favor of any BG
                  Subsidiary, the Company or a Senior Guarantor provided, however that (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the relevant BG Subsidiary, the Company of the Senior Guarantor, and (y) any sale or other transfer of any such Indebtedness to a Person other than such relevant BG Subsidiary, the Company or the Senior Guarantor shall be deemed to constitute an Incurrence of Indebtedness by the Subordinated Guarantor;

                        (E) Indebtedness represented by convertible loan
                  stock but only to the extent contemplated by clause (xx) of the definition of Asset Dispositions or the conversion of such convertible loan stock into Indebtedness; or

                        (F) the Company or a Subsidiary of the Company
                  which is effected as a Funding Passthrough or an Asset Passthrough (as defined in the Senior Facilities) under either of the Senior Facilities.

                  (vii) the Incurrence by the Company or any of its
            Subsidiaries of Interest Swap Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                  (viii) the Incurrence:

                        (A) by the Subordinated Guarantor or BG
                  Subsidiaries (or by the Company and the Subordinated Guarantor under the arrangements described in paragraph (n) of the definition of Permitted Liens) of the Indebtedness evidenced by the Senior Facilities
                  Documents; or

                        (B) by the Subordinated Guarantor and the Company
                  of the Guarantees of the Working Capital Facility,

                  provided that the principal amount of Indebtedness Incurred under this clause (viii) may not exceed the aggregate of:

                              (I) the maximum amount outstanding and amounts
                        available under the Senior Credit Facility and the Working Capital Facility as of the Closing Date less the amount of all term loan repayments and permanent reductions actually made under Senior Credit Facility or the Working Capital Facility;

                              (II) the principal amount arising under the
                        Working Capital Facility after the Closing Date as a result of the interest payments being added to the principal amount payable under this facility pursuant to the provisions of the Working Capital Facility as in effect at the Closing Date;

                              (III) in connection with a Refinancing of the
                        Working Capital Facility, an amount not to exceed 25% of the amount being Refinanced; provided that the Subordinated Guarantor and the BG Subsidiaries comply with all applicable mandatory contribution obligations under the Senior Facilities and the Company complies with Section 5.11;

                              (IV) all fees, costs and expenses incurred in
                        connection with any Refinancings of either or both of the Senior Facilities;

                              (V) additional Indebtedness in a principal
                        amount not to exceed(pound)320 million in the aggregate so long as such additional Indebtedness is Incurred under amendments to the Senior Credit Facility and/or the Working Capital Facility, but not as part of a Refinancing, provided however, once such additional Indebtedness is initially increased, then any subsequent Refinancing of either or both of the Senior Facilities may include a Refinancing of such additional Indebtedness (unless such Refinancing was entered into in connection with the initial amendment to the Senior Facilities effecting the increase); and

                              (VI) an amount equal to the amount of
                        Indebtedness permitted to be Incurred pursuant to clause (iv)(x) above but only to the extent such Indebtedness is Incurred for the purpose of financing the purchase price of assets in lieu of the exceptions under that clause;

                 notwithstanding any other provision of this Indenture, in the event of any Refinancing of the Working Capital Facility, the Indebtedness guaranteed by the Company under the Working Capital Facility as of the Closing Date shall not be increased except under clauses I, II, III, IV, V or VI above and the Company shall not agree to any Obligations in connection with any such Refinancing other than the provision of representations, warranties and covenants substantially similar to (or no more onerous than) those provided in connection with the Working Capital Facility as of the Closing Date, following consummation of the Reorganization Plan;

                  (ix) the Incurrence by the Company or any of its
            Subsidiaries of Indebtedness under Currency Agreements in respect of the Company or such Subsidiary;

                  (x) the Incurrence by the Company or any of its Subsidiaries
            of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business;

                  (xi) the Incurrence by the Company or any of its
            Subsidiaries of Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the Ordinary Course of Business;

                  (xii) the Incurrence by the Company or any of its
            Subsidiaries of Indebtedness in respect of performance bonds, letters of credit, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the Ordinary Course of Business;

                  (xiii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company (including the Exchange and Registration Rights Agreement and similar contractual undertakings) providing for indemnification and payment of expenses relating to the registration under the Securities Act of the sale of the notes and shares;

                  (xiv) the Incurrence by the Company or any Subsidiary of the
            Company of Indebtedness constituting Restricted Payments to or Permitted Investments in such Person permitted to be made hereunder by the Company and its Subsidiaries;

                  (xv) the Incurrence of Indebtedness by the Company or any
            Subsidiary of the Company as a result of its indemnification permitted pursuant to Section 5.06(d) and Section 5.06(e);

                  (xvi) the incurrence of Indebtedness by the Company or any
            Subsidiary of the Company which constitutes Permitted Overdraft Borrowings; or

                  (xvii) Indebtedness incurred in connection with Committed
            Acquisitions.

            (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary shall incur any Indebtedness under Section 5.04(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations or Guarantor Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations or Guarantor Subordinated Obligations (other than intercompany Indebtedness Incurred pursuant to conversion of convertible loan stock).

            (d) For purposes of determining compliance with this Section 5.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xvii) of
Section 5.04(b) or is entitled to be Incurred pursuant to the Indebtedness Ratio Test set forth above, the Company shall, in its sole discretion, classify (or later reclassify) or divide such item of Indebtedness in any manner that complies with this Section 5.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses of
Section 5.04(b) or pursuant to Section 5.04(a). Accrual of interest, accretion of accreted value, amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest is being paid and any other issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 5.04. In addition, the Company may, at any time, change the classification or division of an item of Indebtedness (or any portion of such item of Indebtedness) to any other clause of Section 5.04(b) or to Indebtedness properly incurred under Section 5.04(a) provided that the Company would be permitted to Incur such item of Indebtedness (or portion of such item of Indebtedness) pursuant to such other clause of Section 5.04(b) or Section 5.04(a), as the case may be, at such time of reclassification.

            (e) In the event that the Subordinated Guarantor, any DT Subsidiary or any BG Subsidiary Incurs Indebtedness directly from the Company or any Senior Guarantor, then such Indebtedness shall be evidenced by an Interco Note (other than in the case of the arrangements described in clause
(ii)(E) of the definition of "Asset Disposition" or clause (i)(C) of the definition of "Permitted Investments"), which shall be pledged pursuant to the Collateral Documents. In the event that any borrower (who is not a BG Subsidiary or the Subordinated Guarantor) under an Interco Note transfers the proceeds thereof to a BG Subsidiary or a DT Subsidiary, in each case, only to the extent permitted under this Indenture, then except in the case of the arrangements described in clause (ii)(E) of the definition of "Asset Disposition" or clause (i)(C) of the definition of "Permitted Investments" such transfer (and any subsequent transfer to any other BG Subsidiaries or DT Subsidiaries) shall be in the form of debt.

         Section 5.05. Asset Dispositions.

            (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Disposition (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by the provisions of Section 4.03 and/or Article 6 and not by the provisions of this Section 5.05, and provided further that an Asset Disposition resulting from an involuntary loss, damage, destruction or condemnation of assets shall not be subject to the provisions of this Section 5.05(a)) unless all of the following conditions are met:

                  (i) at any time prior to a Note Registration, the aggregate fair market value of Asset Dispositions (exclusive of any assets subject to a Sale and Leaseback Transaction permitted under this Indenture) in any Fiscal Year of the Company does not exceed 20% of the Consolidated Tangible Assets at the beginning of such Fiscal Year, provided that notwithstanding the foregoing, all or substantially all of the assets of the Company's United Kingdom broadcast business may be sold in any Fiscal Year if, in the Fiscal Year in which such broadcast assets are sold, the aggregate fair market value of all other Asset Dispositions (exclusive of any assets subject to a Sale and Leaseback Transaction permitted under this Indenture) in that Fiscal Year (prior to the broadcast asset sale) do not exceed 5% of the Consolidated Tangible Assets at the beginning of such Fiscal Year;

                  (ii) the consideration received is at least equal to the
            fair market value of such assets determined at the time the Company or such Subsidiary enters into a definitive agreement governing such Asset Disposition (except as the result of any foreclosure or sale by the lenders under the Senior Facilities);

                  (iii) at least 80% of the consideration received is cash or
            Cash Equivalents (except that if the Asset Disposition is a transfer of assets to a person providing Internal Services on an outsourcing basis to a Subsidiary in order to facilitate the provision of such Internal Services, then up to (pound)10.0 million of the consideration therefor may be offset against future cash payments for such services); and

                  (iv) no Default or Event of Default then exists or shall
            result from such Asset Disposition;

provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash or Cash Equivalents within 90 days after the Asset Disposition (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

            (b) On or prior to (A) the dates which are the first interest payment dates that are at least 365 days after the date on which Net Proceeds from an Asset Disposition relating to assets of the Subordinated Guarantor or any BG Subsidiary are received (which assets are not Collateral) upon which Indebtedness under the Senior Facilities in an amount equal to such Net Proceeds can be permanently reduced in accordance with the Senior Facilities and (B) the date that is 365 days after the date on which Net Proceeds from any other Asset Disposition are received (such assets, "DT Assets"), as the case may be, the Company or the Subsidiary making such Asset Disposition or the relevant obligor, as the case may be, may apply such Net Proceeds:

                  (i) to permanently reduce or service Indebtedness under the
            Senior Facilities, other Senior Indebtedness or Guarantor Senior Indebtedness or offer to purchase Notes (with the consent of the Holders of such Notes to the extent required) or Indebtedness ranking pari passu with the Notes in accordance with paragraph (c) below,

                  (ii) subject to the exclusion in Section 5.05(d), to the
            making of capital expenditures not to exceed $10.0 million in any Fiscal Year, the unused portion of which shall not carry forward to any succeeding Fiscal Year, or

                  (iii) to the extent such Net Proceeds represent proceeds
            received from an insurance claim in amelioration of an involuntary loss, damage, destruction or condemnation of assets, toward the replacement, reinstatement and/or repair of such assets and/or the satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets and/or the satisfaction of business interruption losses);

provided, however, that in the event of a Triangle Asset Disposition or other Asset Disposition of any Collateral or DT Assets, the Company or the Subsidiary making such Asset Disposition of any Collateral or DT Assets must make an offer to the Holders of Notes to purchase Notes and, if such offer is accepted by a Holder, the Net Proceeds must be applied to purchase the Notes of such Holder pursuant to clause (c) below; provided, however, that in the event that the terms of the Diamond Notes or the Triangle Notes or any Permitted Refinancing Indebtedness incurred in relation thereto prohibit a distribution to the Company to make a repayment of Notes with Net Proceeds, then the Diamond Entities or the Triangle Entities (as the case may be) may use such proceeds to redeem or repurchase the Diamond Notes or the Triangle Notes (as the case may be), to make capital expenditures in such Diamond Entities or Triangle Entities, as the case may be, in accordance with clause (b)(ii) above or to invest in Cash Equivalents. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Senior Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            (c) Any Net Proceeds from Asset Dispositions that are not applied or invested as provided in paragraph (b) or excluded by paragraph (d) shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds in any Fiscal Year (pound)10 million, the Company shall make an Excess Proceeds Offer pursuant to Section 4.10 to purchase the maximum face principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to the Redemption Price applicable on the date of purchase, as set forth in paragraph 5 of the Notes, plus accrued and unpaid interest, on such Notes to the date of purchase, in accordance with the procedures set forth in Section 4.10. To the extent that the aggregate Redemption Price of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate Redemption Price of Notes surrendered by Holders of such Notes exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. To the extent that (x) the provisions of any Applicable Laws conflict with the provision of this Indenture relating to such Excess Proceeds Offer, the Company shall comply with the Applicable Laws and shall not be deemed to have breached its obligations described in this Indenture by virtue of such compliance, and (y) the foregoing paragraphs conflict with the provisions of the Collateral Documents, any sales and other dispositions of Collateral by, on behalf of or at the direction of the Collateral Agent, which sales or dispositions constitute an Asset Disposition, shall be governed by the provisions of the Collateral Documents.

            (d) Notwithstanding anything contained herein, an Asset Disposition may be effected by or in relation to a BG Subsidiary where the aggregate proceeds of which, when combined with all such excluded Asset Dispositions by BG Subsidiaries in any twelve month period, do not exceed (pound)10.0 million (excluding any proceeds received from an insurance claim pursuant to paragraph (b)(iii)), and such proceeds will not be subject to the provision of Section 5.05(b) or (c).

         Section 5.06. Transactions with Affiliates. The Company will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property) with any Affiliate or with any director, officer or employee of the Company or any Guarantor (each of the foregoing, an "Affiliate Transaction"), except:

            (a) the performance of any of the Transaction Documents as in effect as of the date of this Indenture and the consummation of the transactions contemplated by the Transaction Documents

(including pursuant to any amendment of the Transaction Documents so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect);

            (b) transactions (i) upon reasonable terms which are not materially less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and (ii) for which the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view issued by an Independent Qualified Party;

            (c) as required by the Senior Facilities Documents for the performance of the Senior Facilities Documents or as permitted by the Senior Facilities Documents;

            (d) payment of customary compensation to officers and employees for services actually rendered to the Company or its Subsidiaries, including expenses incurred in the Ordinary Course of Business and indemnity;

            (e) payment of director's fees plus expenses and customary indemnification of directors;

            (f) the payment of the fees, expenses and other amounts payable by the Company and its Subsidiaries in connection with the transactions contemplated by the Transaction Documents (including payment of transaction costs related to the Reorganization Plan and repayment in full of the DIP Facility Claim) that were disclosed to the Purchasers on or prior to the Closing Date;

            (g) Restricted Payments permitted by Section 5.02 and Permitted Investments (including transactions that become Affiliate Transactions as a consequence of such Permitted Investment);

            (h) Affiliate Transactions between or among: (i) the Company or a Senior Guarantor and any Guarantor; (ii) the Subordinated Guarantor and any BG Subsidiary; (iii) the Company, a Senior Guarantor or a DT Subsidiary and any DT Subsidiary; (iv) a BG Subsidiary and any Wholly Owned BG Subsidiary or NTL (South Hertfordshire) Ltd.; or (v) NTL Healthcare Trustees Ltd and any Subsidiary to the extent that such Affiliate Transaction directly related to the provision of medical and similar insurance for the benefit of any employee of such Subsidiary;

            (i) Affiliate Transactions not covered by clause (h) above between or among the Company and its Subsidiaries upon reasonable terms which are not materially less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate;

            (j) transactions that become Affiliate Transactions as a consequence of any Permitted Acquisition of Euroco Assets or Permitted Investment in Euroco Assets;

            (k) the issuance of payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors of the Company in good faith and customary loans and advances to employees of the Company or any Subsidiary of the Company to the extent otherwise permitted in this Indenture;

            (l) the steps or actions referred to in subparagraph (e) ("Cancellation of Certain Obligations") of Article VII(C)(1) ("Summary of Other Provisions of the Plan") in the Disclosure Statement;

            (m) transactions set forth on Schedule 5.06;

            (n) transactions by the BG Subsidiaries with an Affiliate disclosed in writing to, and approved by, the agent under the Senior Facilities prior to the Closing Date;

            (o) transactions by the BG Subsidiaries with an Affiliate in respect of either Subordinated Funding (as that term is defined in the Senior Facilities, except that paragraph (a) of that definition shall not apply) or Parent Funding (as that term is defined in the Senior Facilities, except that paragraph (a) of that definition shall not apply);

            (p) insurance arrangements entered into by a Subsidiary or the Company with the Captive Insurance Company;

            (q) tax sharing arrangements and agreements to surrender tax losses entered into by a Subsidiary with an Affiliate and asset dispositions relating to the capitalization of intercompany receivables permitted by the terms of this Indenture provided that any such arrangement or agreement entered into after the Closing Date by any BG Subsidiary is disclosed to the agent under the Senior Facilities on or prior to being entered into;

            (r) transactions entered into by a Subsidiary with an Affiliate relating to the provision of Intra-Group Services;

            (s) transactions with Cable & Wireless in regard to the Transaction Agreement; and

            (t) transactions relating to Excess Capacity Network Services provided that the price payable by an Affiliates in relation to such Excess Capacity Network Services is no less than the cost incurred by the relevant Subsidiary in providing Excess Capacity Network Services.

         Section 5.07. Limitation on Liens. (a) The Company may not, and may not permit any Subsidiary of the Company to, incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness (i) without making, or causing such Subsidiary to make, effective provision for securing the Notes prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured, and (ii) unless the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the incurrence of such Lien complies with this Indenture.

            (b) It is understood that the rights of the Collateral Agent under the Collateral Documents, to the extent such rights are in respect of Subsidiaries that are Senior Guarantors, are senior to the rights of the lenders under the Senior Facilities in respect of such Subsidiaries.

            (c) Notwithstanding any other provision of this Indenture, the Company may not, and may not permit (i) any Triangle Entity to incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness of any Triangle Entity or (ii) any Subsidiary to incur or suffer to exist any Lien on or with respect to any shares of capital stock of any Triangle Entity (other than Permitted Liens).

         Section 5.08. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, issue, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than an issuance, transfer, conveyance, sale or lease of Capital Stock by (i) a Subsidiary of the Company to a Senior Guarantor or the Company, (ii) a BG Subsidiary to the Company, the Subordinated Guarantor or a Senior Guarantor, or by a BG Subsidiary to another BG Subsidiary, (iii) a DT Subsidiary to another DT Subsidiary, the Company or a Senior Guarantor, (iv) a Wholly Owned Subsidiary to its Parent, or (v) to satisfy any Applicable Law relating to national shareholders qualifications), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary and its Subsidiaries, and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 5.05; provided, however, that this Section 5.08 shall not restrict any pledge (or any foreclosure thereon) of Capital Stock of the Company and its Subsidiaries which is a Permitted Lien. The Company and its Subsidiaries shall not be required to comply with this Section 5.08 to the extent such transfer, conveyance, sale, issue, lease or other disposal is required under the terms of a joint venture, partnership agreement or other similar arrangements governing the Existing Investments as such agreements are in force on the Closing Date.

         Section 5.09. Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided, however, that the Company and its Subsidiaries may (a) enter into a Sale and Leaseback Transaction if (i) the Company or such Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Indebtedness Ratio Test set forth in Section 5.04(a), (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the Company or such Subsidiary applies the proceeds of such transaction in compliance with, the provisions of Section 5.05 (unless the Sale and Leaseback Transaction in question is excluded from the definition of Asset Disposition by clauses (xi) or (xii) of such definition) or (b) enter into Sale and Leaseback Transactions which are in the ordinary course of the Company's or such Subsidiary's business consistent with past or industry practice and at market rates with respect to equipment acquired by the Company and its Subsidiaries after the Closing Date if the proceeds of any such Sale and Leaseback Transaction shall be entirely in cash and shall not be less than 100% of the fair market value of the equipment being sold (determined in good faith by the Company); provided that at the time of and immediately after giving effect to any such Sale and Leaseback Transaction, the aggregate fair market value of all equipment so sold or disposed of in connection with such Sale and Leaseback Transactions covered by this clause (b) shall not exceed an amount equal to (pound)60.0 million.

         Section 5.10. Prohibition on Incurrence of Senior Subordinated Debt. Other than the Guarantor Senior Indebtedness, the Subordinated Guarantor shall not, and Company shall not permit the Subordinated Guarantor to, Incur or suffer to exist Indebtedness that is contractually or expressly senior in right of payment to the Subordinated Guarantor's Guarantee of the Notes and subordinated in right of payment to any other Indebtedness of the Subordinated Guarantor.

         Section 5.11. Excess Refinancing Proceeds. In the event that the Company or any Subsidiary incurs Permitted Refinancing Indebtedness or the Working Capital Facility is Refinanced and there are any Excess Refinancing Proceeds, the Company shall make an Excess Proceeds Offer pursuant to Section
4.10 to purchase the maximum face principal amount of Notes that may be purchased out of the Excess Refinancing Proceeds, at an offer price in cash in an amount equal to the Redemption Price applicable on the date of purchase (as set forth in paragraph 5 of the Notes (Exhibit A hereto)), plus accrued and unpaid interest on such Notes to the date of purchase, in accordance with the procedures set forth in Section 4.10 unless such Excess Proceeds Offer is required to be applied in another manner under the terms of the Senior Facilities. To the extent that the aggregate Redemption Price of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Refinancing Proceeds, the Company may use the excess for general corporate purposes.

         Section 5.12. Conduct of Business. The Company shall not and shall not permit any of its Subsidiaries directly or indirectly to engage in any business other than business of the type in which the Company and its Subsidiaries were engaged on the date of this Indenture or any business reasonably related, complementing or ancillary to said business or a reasonable expansion of said business.

         Section 5.13. Investment Company Act. The Company shall not and shall not permit any of its Subsidiaries to become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                  ARTICLE 6.

                  MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.
                  -------------------------------------------

         Section 6.01. Conditions of Company Merging, Consolidating, Selling Assets, etc. If the Company consolidates or merges with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, the Company must include, and must cause its Subsidiaries to include, as applicable, a condition to the closing of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the Refinancing of the Indebtedness represented by all Notes outstanding on the date of such closing, except that in the case where (x) the transaction described above constitutes a Change of Control and the Company has complied with Section 4.09 or (y) the transaction described above is a merger or consolidation of the Company effected solely in order to change the jurisdiction of incorporation of the Company from the State of Delaware to a company incorporated in England and Wales, then no Refinancing shall be required under this Article 6.

                                  ARTICLE 7.

                        EVENTS OF DEFAULT; REMEDIES
                        ---------------------------

         Section 7.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) the Company defaults in the payment when due of interest (and Additional Amounts, if applicable), if any, on the Notes and such default continues for either (i) a period of ten (10) days prior to a Note Registration or (ii) thirty (30) days after a Note Registration;

            (b) the Company defaults in the payment when due of the principal amount of or premium, if any, on the Notes when the same becomes due and payable at its Maturity, upon redemption or otherwise;

            (c) the Company or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture, the Purchase Agreement, the Notes or the Collateral

Documents and such failure continues for a period of thirty (30) days after any senior officer of the Company has obtained knowledge of the same;

            (d) any representation, warranty, certification or statement made by the Company or any Subsidiary of the Company in respect of the Purchase Agreement or in any statement or certificate at any time given by or on behalf of the Company or any of its Subsidiaries in writing pursuant to the Purchase Agreement shall be false in any material respect on the date as of which made or deemed to have been made; and, if the circumstances giving rise to such are capable of being cured or remedied, the Company or Subsidiary of the Company has not cured or remedied such representation, warranty, certification or statement, within thirty (30) days of the Company obtaining knowledge of such representation, warranty, certification or statement becoming false in any material respect;

            (e) (i) an event of default occurs with respect to the Diamond Notes or the Triangle Notes (or any Refinancing thereof), (ii) a Senior Default occurs which results in the acceleration of Indebtedness under the Senior Credit Facility or the Working Capital Facility, or (iii) a default occurs under any mortgage, indenture or agreement or instrument (other than defaults described in clause (i) or (ii) above) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture and such default becomes an event of default under such mortgage, indenture, agreement or other instrument entitling the lender thereunder to pursue remedies in respect of such event of default and the principal amount of all such Indebtedness under this clause (iii) as to which a default described in this clause (iii) has occurred aggregates (A) in the case of Indebtedness of any BG Subsidiary, (pound)20.0 million outstanding or (B) in the case of Indebtedness of the Company, any Diamond Entity, any Triangle Entity or any other Subsidiary of the Company (other than a BG Subsidiary), (pound)5.0 million outstanding;

            (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, and is not adequately covered by insurance or indemnities which have been cash collateralized; provided that the aggregate of all such undischarged or uninsured judgments exceeds $25.0 million;

            (g) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (other than pursuant to or in connection with the Reorganization Plan):

            (i) commences a voluntary case or proceeding,

            (ii) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

            (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian (as defined below) of it or for all or any substantial part of its property,

            (iv) makes or consents to the making of a general assignment for the benefit of its creditors generally,

            (v) generally is not paying, or admits in writing that it is not able to pay its debts as they become due, or

            (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law which has not been withdrawn, dismissed or reversed that:

                  (A) is for relief against the Company or any of its
            Subsidiaries in an involuntary case or proceeding;

                  (B) appoints a Custodian of the Company or any of its
            Subsidiaries or for all or any substantial part of the property of the Company or any of its Subsidiaries or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                  (C) orders the winding up or liquidation of the Company or any of its Subsidiaries or adjudges any of them as bankrupt or insolvent;

and any such order or decree remains unstayed and in effect for sixty (60) consecutive days; provided, that to the extent any of the events described in paragraphs (i) to and including (vi) above arise in connection with (a) a Subsidiary with consolidated assets (excluding intra-group notes or receivables) of less than (pound)20.0 million or (b) a solvent liquidation or reorganization of a Wholly Owned Subsidiary, none of such events shall constitute an Event of Default under this clause (g);

            (h) any Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with its terms or pursuant to an express release thereof) or any Guarantee of any Guarantor is declared to be null and void and unenforceable (other than in accordance with its terms or as a result of payment in full of the Obligations secured by such Guarantee or Guarantor or pursuant to an express release thereof) or any Guarantee of any Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture or the Collateral Documents or as a result of payment in full of the Obligations secured by such Guarantee or Guarantor); or

            (i) any Collateral Document shall cease, for any reason (other than by reason of express release thereof pursuant to Section 12.03 or an automatic release thereof pursuant to the terms of the Indenture and the Collateral Documents), to be in full force and effect, or the Company or any Guarantor shall so assert in writing, or any Lien created by any of the Collateral Documents in favor of the Holders shall cease to be enforceable and of the same effect and priority purported to be created thereby other than by reason of express release thereof.

            The term "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         Section 7.02. Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default specified in Section 7.01(g) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of 33 1/3% or more in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest and any Special Interest on all the Notes to be due and payable immediately. If an Event of Default specified in Section 7.01(g) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in face principal amount at maturity of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal of or interest on Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent to such rescission.

         Section 7.03. Defaults.

            (a) If an Event of Default under Section 7.01(e) shall have occurred, but the default shall have been cured or waived, or any acceleration shall have been rescinded, then such cure, waiver or rescission shall similarly and automatically apply to the Event of Default under Section 7.01(e).

            (b) If an Event of Default has occurred and is continuing, the Notes will accrue interest at 2% per annum plus the stated interest rate on the Notes, until such time as no Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable).

            (c) The Company shall give prompt notice to the Trustee and the Holders of the occurrence of any Event of Default and the rescission, cure or waiver of any Event of Default under Section 7.01(e).

         Section 7.04. Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 7.05. Waiver of Past Defaults. Subject to clause (a) of
Section 7.03, the Holders of a majority in face principal amount at maturity of the Notes by notice to the Trustee may waive an existing Default and its consequences, except (a) a Default in the payment of principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture, (c) a Default in respect of a covenant, agreement, representation or warranty that under
Section 10.02 cannot be amended without the consent of each Holder affected (which may be waived by the consent of each Holder), (d) a Default in respect of a covenant, agreement, representation or warranty that under Section 10.02 cannot be amended without the consent of the Holders of 67% or more in face principal amount of the then outstanding Notes (which may be waived by the Holders of such 67% amount), or (e) a Default in respect of a covenant, agreement, representation or warranty that under Section 10.02 cannot be amended without the consent of the Holders of 80% or more in face principal amount of the then outstanding Notes (which may be waived by the Holders of such 80% amount). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            Section 7.06. Control by Majority. The Holders of a majority in face principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         Section 7.07. Limitation on Suits. (a) Except to enforce the right to receive payment of principal of or interest on the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

                  (i) the Holders of at least 50% in face principal amount
            at maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (ii) such Holder or Holders offer to the Trustee
            reasonable security or indemnity against any loss, liability or expense;

                  (iii) the Trustee does not comply with the request within
            60 days after receipt of the request and the offer of security or indemnity; and

                  (iv) the Holders of a majority in face principal amount
            at maturity of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            Section 7.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and any Special Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 7.09. Collection Suit by Trustee. If an Event of
Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue portion of the principal amount and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 8.07.

            Section 7.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

            Section 7.11. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 8.07;

                  SECOND: to Holders for amounts due and unpaid on the
            Notes for principal and interest, ratably, and any Special Interest without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Special Interest and interest, respectively; and

                  THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

         Section 7.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 50% in principal amount at maturity of the Notes.

                                 ARTICLE 8.

                                  TRUSTEE
                                  -------

         Section 8.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and
            only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of Section
            8.01(b);

                  (ii) the Trustee shall not be liable for any error of
            judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to
            any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
            Section 7.06; and

                  (iv) no provision of this Indenture shall require the
            Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 8.01(a), 8.01(b) and 8.01(c).

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall extend to the Registrar, Notes Custodian, Paying Agent and an authenticating agent and be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

         Section 8.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in principal amount at maturity of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified in this Indenture.

            Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

            Section 8.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for any conduct or omission by the Company or any Guarantor or the occurrence of any Event of Default.

            Section 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default ("Notice of Default") within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. If a Notice of Default has been given to the Company by the Holders, a copy of such Notice of Default shall be delivered by the Company to the Trustee. Except as expressly provided in this Indenture, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in this Indenture, in any other Transaction Document or in any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default under this Indenture or under any other Transaction Document or in any of the documents executed in connection with the Notes, and may assume that no such Default or Event of Default has occurred unless it has actual knowledge or received written notice of such Default or Event of Default.

            Section 8.06. Reports by Trustee to Holders. As promptly as practicable after each year following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail (if required by section 313(a) of the TIA) to each Holder a brief report dated as of the preceding year that complies with section 313(a) of the TIA. The Trustee shall also comply with section 313(b) of the TIA.

            Following a Note Registration, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting of the Notes.

            Section 8.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable and documented compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable and documented attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge of such claim; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not pay for any settlement made without its consent and the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own misconduct or negligence.

            To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Special Interest, if any, on particular Notes.

            The Company's obligations pursuant to this Section 8.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under Applicable Law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

         Section 8.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company in writing in accordance with the provisions of Section 12.07. Any resignation of the Trustee shall be effective immediately upon receipt by the Company of such notice (unless such notice shall specify a later time as the effective time of such resignation, in which case such later time shall be the effective time), and the resignation of the Trustee shall not prejudice any rights of the Trustee to receive any compensation, any reimbursement of any expenses or any indemnity or right to being defended and held harmless under this Indenture. The Holders of a majority in principal amount at maturity of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 8.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of
            the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in


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

such event being referred to in this Indenture as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and shall sign a subordination agreement with the Working Capital Banks (or their security trustee) or equivalent document with regard to a permitted Refinancing of the Working Capital Facility in substantially the same form as the subordination agreement signed by the retiring Trustee. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 50% in principal amount at maturity of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 8.10, unless the Trustee's duty to resign is stayed as provided in TIA section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

         Section 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion, sale or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         Section 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA section 310(a). The Trustee shall have, or in the case of a corporation included in a bank holding company system, the related bank holding company shall have, a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA section 310(b)(1) are met.

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

         Section 8.11. Preferential Collection of Claims Against the
Company. The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated.

                                ARTICLE 9.

                     DISCHARGE OF INDENTURE; DEFEASANCE
                     ----------------------------------

         Section 9.01. Discharge of Liability on Notes; Defeasance. (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 of this Indenture, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination of said funds and U.S. Government Obligations sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of all outstanding Notes, including interest on such Notes to maturity or such Redemption Date (other than Notes replaced or paid pursuant to Section 2.07), and Special Interest, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 9.01(c) and 9.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.06, 4.08, 4.09, 4.10, 4.13, 5.02, 5.03, 5.04,
5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12 and 5.13 and the operation of 7.01(c), 7.01(d), 7.01(e), 7.01(f) and 7.01(g) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01(c), 7.01(d), 7.01(e), 7.01(f) or 7.01(g).

            Upon satisfaction of the conditions set forth in this Indenture and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 8.07, 8.08 and
in this Article 9 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 8.07, 9.04 and 9.05 shall survive.

         Section 9.02. Conditions to Defeasance.

            (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

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

                  (i) the Company irrevocably deposits in trust with the
            Trustee money in an amount sufficient, or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination of such money and U.S. Government Obligations sufficient, to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be, including interest on such Notes to maturity or such Redemption Date and Special Interest, if any;

                  (ii) the Company delivers to the Trustee a certificate
            from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (iii) the Company shall have delivered to the Trustee an
            Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (iv) the deposit does not constitute a default under any
            other agreement binding on the Company;

                  (v) the Company delivers to the Trustee an Opinion of
            Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the
            Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the
            Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Company delivers to the Trustee an Officer's
            Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 9 have been complied with.

            (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

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

         Section 9.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Section 11.05.

         Section 9.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article 9 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount provided in this Article 9 which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 9.

         If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

         Section 9.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         Section 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 9; provided, however, that, if the Company has made any payment of interest on principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE 10.

                                 AMENDMENTS
                                 ----------

         Section 10.01. Without Consent of Holders.

            (a) The Company, the Guarantors and the Trustee may amend this Indenture, the Notes or the Collateral Documents without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or
            inconsistency;

                  (ii) to provide for uncertificated Notes in addition to
            or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code;

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

                  (iii) to make any change in Section 11.05 that would
            limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative of such Senior Indebtedness) under Section 11.05;

                  (iv) to add additional Guarantees with respect to the
            Notes;

                  (v) to further secure the Notes;

                  (vi) to add to the covenants of the Company for the
            benefit of the Holders or to surrender any right or power in this Indenture conferred upon the Company;

                  (vii) to comply with any requirement of the Commission in
            connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (viii) to make any change that does not adversely affect
            the rights of any Holder;

                  (ix) to provide for the issuance of the Exchange Notes,
            which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions and provisions relating to the payment of Special Interest contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

                  (x) to change the name or title of the Notes and any
            conforming changes related to the Notes.

            (b) No amendment under this Section 10.01 may make any change that adversely affects the rights under Section 11.05 of any holder of Senior Indebtedness then outstanding unless the Representative under the Senior Facilities or, in the absence of said Representatives, the holders holding a majority in principal amount of such Senior Indebtedness consent to such change.

         After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect in such notice, shall not impair or affect the validity of an amendment under this Section 10.01.

         Section 10.02. With Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture, the Notes or the Collateral Documents and the Trustee may grant any consent in relation to any provision of the Transaction Documents without prior notice to any Holder but with the written consent of the Holders of at least a majority in face principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes).
However:

                  (i) without the consent of the Holders of 67% or more in
            face principal amount of the then outstanding Notes, an amendment may not be made and a consent may not be given with respect to:

                        (A) Section 4.02 and related definitions of this
                  Indenture;

                        (B) Section 4.03 and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Remaining Subsidiary;

                        (C) Section 4.04 and related definitions of this
                  Indenture;

                        (D) Section 4.05 and related definitions of this
                  Indenture;

                        (E) Section 4.06 and related definitions of this
                  Indenture;

                        (F) Section 4.07 and related definitions of this
                  Indenture;

                        (G) Section 4.08 and related definitions of this
                  Indenture;

                        (H) Section 4.11 and related definitions of this
                  Indenture;

                        (I) Section 4.12 and related definitions of this
                  Indenture;

                        (J) Section 7.01(e)(i) and related definitions of
                  this Indenture;

                        (K) Section 7.01(f) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Remaining Subsidiary;

                        (L) Section 7.01(g) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Remaining Subsidiary; and

                        (M) Section 7.01(i) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Remaining Subsidiary;

                  (ii) without the consent of the Holders of 80% or more in
            face principal amount of the then outstanding Notes, an amendment may not be made and a consent may not be given with respect to:

                        (A) Section 4.03 and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Significant Subsidiary;

                        (B) Article 5 and related definitions of this
                  Indenture;

                        (C) Sections 7.01(d), Sections 7.01(e)(ii) and
                  (iii) and related definitions of this Indenture;

                        (D) Section 7.01(f) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Significant Subsidiary;

                        (E) Section 7.01(g) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Significant Subsidiary;

                        (F) Section 7.01(h) and related definitions of this
                  Indenture; and

                        (G) Section 7.01(i) and related definitions of this
                  Indenture to the extent the amendment or consent relates to a Significant Subsidiary; and

                  (iii) without the consent of each Holder affected, an
            amendment or covenant may not:

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

                        (A) reduce the face principal amount of Notes whose
                  Holders must consent to an amendment;

                        (B) reduce the rate of or extend the time for
                  payment of interest or any Special Interest on any Note or alter the provisions of paragraphs 5 and 22 of the Note;

                        (C) reduce the face principal amount of or extend
                  the Stated Maturity of any Note;

                        (D) reduce the premium payable upon the redemption
                  of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                        (E) make any Note payable in money other than that
                  stated in the Note;

                        (F) make any change in Section 11.05 that adversely
                  affects the rights of any Holder under Section 11.05;

                        (G) impair the right of any Holder to receive
                  payment of principal of and interest or any Special Interest on such Holder's Notes on or after the due dates for payment of such principal, interest or Special Interest or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                        (H) make any change to this Section 10.02;

                        (I) modify the Guarantees in any manner adverse to
                  the Holders; and

                        (J) without limiting the foregoing, be made or
                  given with respect to:

                              (I) Section 4.01 and related definitions of
                        this Indenture;

                              (II) Section 4.03 and related definitions of
                        this Indenture to the extent the amendment or consent relates to a Designated Company;

                              (III) Section 4.09 and related definitions of
                        this Indenture;

                              (IV) Section 4.10 and related definitions of
                        this Indenture;

                              (V) Section 4.13 and related definitions of
                        this Indenture;

                              (VI) Section 7.01(f) and related definitions
                        of this Indenture to the extent the amendment or consent relates to a Designated Company;

                              (VII) Section 7.01(g) and related definitions
                        of this Indenture to the extent the amendment or consent relates to a Designated Company; and

                              (VIII) Section 7.01(i) and related
                        definitions of this Indenture to the extent the amendment or consent relates to a Designated Company.

            It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of any proposed amendment.

            (b) No amendment under this Section 10.02 may make any change that adversely affects the rights under Section 11.05 of any holder of Senior Indebtedness then outstanding unless the Representative under the Working Capital Facility consents to such change.

            After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect in such notice, shall not impair or affect the validity of an amendment under this Section 10.02.

            Section 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

            Section 10.04. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental to this Indenture containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

            (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            Section 10.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            Section 10.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 10 within a reasonable time after its receipt of, or notification of the Company's receipt of, the requisite number of consents if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture (including Section 10.03).

                                ARTICLE 11.

                                 GUARANTEES
                                 ----------

            Section 11.01. Guarantees. Each of the Guarantors, jointly and severally, unconditionally guarantees to each Holder of a Note executed and delivered by the Company, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (a) the principal of and premium and interest, including any Special Interest, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest and Special Interest on the overdue principal of (and any premium) and interest on the Notes, and all other obligations of the Company to the Holders under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            The Guarantors agree that their obligations under this Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a prior proceeding against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

            If any Holder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by such Holder, this Guarantee, to the extent discharged as a result of such court ruling, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed until payment in full of all obligations guaranteed. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (a) the Maturity of the obligations guaranteed in this Indenture may be accelerated as provided in this Article 11 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed in this Indenture and (b) in the event of any declaration of acceleration of such obligations as provided in this Article 11, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution

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from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

            Section 11.02. Execution and Delivery of this Indenture and Supplemental Guarantees. To evidence its Guarantee set forth in Section 11.01, each Guarantor agrees that this Indenture shall be executed on behalf of such Guarantor by its President or one of its officers and, to the extent not a party to this Indenture on the date of this Indenture, each Guarantor shall execute and deliver to the Holders a Supplemental Guarantee ("Supplemental Guarantee") substantially in the form of Exhibit C, pursuant to which such Guarantor, shall become a Guarantor under this
Article 11 and shall guarantee the Obligations of the Company under this Indenture and the Notes and shall become a party to the Exchange and Registration Rights Agreement. Concurrently with the execution and delivery of such Supplemental Guarantee, such Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor's Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

            If an officer whose signature is on this Indenture or on a Supplemental Guarantee no longer holds that office at the time the Company executes and delivers the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless. The execution and delivery of any Note by the Company shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         Section 11.03. Guarantors May Consolidate, Etc. On Certain
Terms. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity (other than the Company or another Guarantor) unless:

            (a) subject to the provisions of Section 11.04, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the Notes and this Indenture pursuant to a Supplemental Guarantee, in form and substance reasonably satisfactory to the Holders;

            (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

            (c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth
(immediately after giving effect to transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

            (d) the Company would be permitted immediately after giving effect to such transaction, to Incur at least $1.00 of additional
Indebtedness pursuant to the Indebtedness Ratio Test set forth in Section
5.04(a).

            Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Article 6.

            In case of any such consolidation or merger and upon the assumption by the person surviving such consolidation or merger, by supplemental agreement, executed and delivered to the Holders and satisfactory in form to the Holders, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the

Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named in this Indenture as A Guarantor. Such successor corporation succeeding the Guarantor may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which prior to such succession shall not have been signed by the Company. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees prior and subsequent to such succession issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of this Indenture.

            Except as set forth in Article 5 or Article 6, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         Section 11.04. Releases of Guarantees. In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise in a transaction that complies with the provisions of Section 11.03 or, (ii) a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 5.05. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture.

         Section 11.05. Subordination of Subordinated Guarantee. The Obligations of the Subordinated Guarantor under the Guarantee of the Notes provided by it pursuant to this Article 11 shall be junior and subordinated in right of payment to the prior payment in full in cash of the Guarantor Senior Indebtedness of such Subordinated Guarantor.

         Section 11.06. Limitation on Guarantor Liability. Each
Guarantor, and by its acceptance of the Notes, each Holder, confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Section 11.06, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

         Section 11.07. Endorsement of Guarantees. To evidence its Guarantee set forth in Section 11.01, each Guarantor agrees that a notation of such Guarantee ("Notation of Guarantee") substantially in the form of Exhibit D to this Indenture shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Company.

            Each Guarantor agrees that its Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee.

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

                                ARTICLE 12.

                          COLLATERAL AND SECURITY

         Section 12.01. Collateral Documents.

            The due and punctual payment of the principal of, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations under this Indenture including, without limitation, the obligations set forth in Section 8.07, and the Notes, shall be secured as provided in the Collateral Documents. The Trustee, the Company and each Senior Guarantor agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Secured Parties, in each case pursuant to the terms of the Collateral Documents.

            Each Holder of the Notes, by its acceptance of the Notes, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs (i) the Collateral Agent, with respect to each of the Collateral Documents to which it is a party, and (ii) the Trustee to perform their respective obligations and exercise their respective rights under, and in accordance with, such Collateral Documents.

            The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Secured Parties, and that the Lien of this Indenture and the Collateral Documents in respect of the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken under the Collateral Documents.

            As among the Holders of the Collateral as now or hereafter constituted, to the extent of the interest of the Holders in the Collateral, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any of the Holders over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

         Section 12.02. Opinions.

            Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Company shall deliver the opinion(s) required by section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee, an Opinion of Counsel, stating either that
(i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

         Section 12.03. Release and Substitution of Collateral;
Amendment of Collateral Documents.

            (a) The parties to this Indenture agree and acknowledge that the Collateral may be released by the Collateral Agent at any time in accordance with the provisions of the Collateral Documents and this Indenture or upon the termination of this Indenture and, in any such case, the Collateral so released shall automatically be released as Collateral for the Notes without any action on the part of the Trustee or the Holders. For purposes of the TIA, the release of any Collateral from the terms


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

of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions of this Indenture or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to the Collateral Documents or upon the termination of this Indenture. To the extent applicable, the Company shall cause TIA section 314(d) relating to the release of property or securities from the lien of the Collateral Documents and relating to the substitution for the Collateral of any property or securities to be subjected to the lien of the Collateral Documents to be complied with.

            (b) Notwithstanding the foregoing, the Company and each Guarantor, as the case may be, pursuant to the terms of this Indenture may effect the following transactions, the assets related to which will automatically be released from that part of the Collateral relating to such transaction:

                  (i) a sale or other disposition of service vehicles in
            the Ordinary Course of Business;

                  (ii) the sale or other disposition of cash or Cash
            Equivalents;

                  (iii) the sale or lease of obsolete, surplus or worn out
            equipment or other assets that are no longer being used by the Company or any Guarantor;

                  (iv) any sale, lease or other disposition of inventory or
            accounts receivable in the Ordinary Course of Business;

                  (v) the sale, lease, transfer or other disposition of,
            directly or indirectly, in the Ordinary Course of Business, any personal property the use of which is no longer necessary or desirable in the proper conduct of the Company's business and which is not material to the conduct of the business of the Company and the Senior Guarantors taken as a whole;

                  (vi) the sale, transfer or other disposition of any
            assets or property in the Ordinary Course of Business upon replacing the same with, or substituting for the same, new property or assets constituting Collateral not necessarily of the same character but being at least of equal value and utility as the property or assets disposed of so long as such new property or assets becomes subject to the Lien of this Indenture and the Collateral Documents;

                  (vii) grants in the Ordinary Course of Business of rights
            of way and/or easements over or in respect of any of the Company's or any of the Senior Guarantors' real property; provided that such grant does not impair the usefulness of such property in the conduct of the Company's business to any material extent;

                  (viii) the abandonment, termination, cancellation,
            release or alteration to or substitution of any leases or contracts subject to the Lien of this Indenture and the Collateral Documents; provided that any altered or substituted leases or contracts shall become subject to the Lien of this Indenture and the Collateral Documents, or the surrender or modification of any franchise, license or permit subject to the Lien of this Indenture and the Collateral Documents; provided that any modified franchise, license or permit shall become subject to the Lien of this Indenture and the Collateral Documents;

                  (ix) any sale or other disposition of other Collateral in
            isolated transactions which do not exceed $25.0 million in the aggregate;

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

                  (x) any other disposition of Collateral; provided that
            Section 4.10 and Section 5.05 are complied with (to the extent applicable) and so long as any property or assets acquired with any proceeds of such disposition becomes subject to the lien of this Indenture and the Collateral Documents;

                  (xi) the disposition of Collateral (as a capital
            contribution or in exchange for convertible loan stock issued by the recipient of the assets) as permitted by clause (xx) of the definition of Asset Disposition; and

                  (xii) release any Collateral in accordance with the terms
            of this Indenture and the Collateral Documents or in order to effect transactions otherwise permitted under this Indenture;

in each case, without the delivery of any opinions or certificates upon any such release; provided that the Company shall deliver to the Trustee, within 15 days after each of the six-month periods ended July 1 and January 1 in each year, an Officer's Certificate to the effect that all releases of Collateral by the Company or any Subsidiary, as the case may be, during the preceding six-month period were in accordance with the provisions of this Indenture and that all proceeds from the Collateral were used by the Company or such Subsidiary as permitted in this Indenture.

            (c) The fair value of Collateral released from the Liens of the Collateral Documents pursuant to Section 12.03(b) of this Indenture shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Collateral Documents in any calendar year exceeds the 10% threshold specified in section 314(d)(l) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the certificates described in Section 12.03(b) of this Indenture that were required to be furnished to the Trustee at or prior to such time. It is expressly understood that Section 12.03(b) and this Section 12.03(c) relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's and its Subsidiaries' rights or abilities to release Collateral pursuant to the terms of this Indenture and the Collateral Documents or as otherwise permitted by the Trustee under this Indenture.

         Section 12.04. Certificates of the Company. Subject to Section 12.03(b) the Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA section 314(d), if any. The Trustee may, to the extent permitted by Sections 8.01 and 8.02 of this Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by TIA section 314(d), if applicable, may be made by an officer of the Company except in cases where TIA section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA section 314(d).

         Section 12.05. Authorization of Actions to be Taken by the Trustee Under the Collateral Documents. The Trustee shall be the Representative (as such term is defined in the Collateral Documents) on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting, consent and other rights granted to the Holders under the Collateral Documents. Subject to the provisions of the Collateral
Documents, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Senior Guarantors under this Indenture. Subject to the provisions of the Collateral Documents, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

         Section 12.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

         Section 12.07. Release Upon Termination of the Company's
Obligations.

            (a) If (i) the Company delivers an Officer's Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8 of this Indenture, (ii) all outstanding Notes issued under this Indenture shall be surrendered to the Trustee for cancellation, (iii) the release of the Collateral in accordance with the terms of the Collateral Documents occurs or (iv) any other release of the Collateral as security for obligations of the Company or a Subsidiary under this Indenture occurs, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Holders.

            (b) Any release of Collateral made in compliance with this
Section 12.07 shall not be deemed to impair the Lien under the Collateral Documents or the Collateral under the Collateral Documents in contravention of the provisions of this Indenture or the Collateral Documents.

                                ARTICLE 13.

                               MISCELLANEOUS
                               -------------

         Section 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of TIA sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

         Section 13.02. Notices. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail addressed as follows or transmitted via telecopy (or other facsimile device) with receipt confirmed as set forth below:

               if to the Company:

               NTL Incorporated
               110 East 59 Street
               New York,   NY   10022
               (Telecopy:  (212) 906 8497)
               Attention:  Richard J. Lubasch,
               Executive Vice President and General Counsel


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

               with copies to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               4 Times Square
               New York,   NY   10036-6522
               (Telecopy:  (212) 735 2000)
               Attention:  Thomas H. Kennedy/Adrian J.S. Deitz

               if to the Trustee:

               U.S. Bank Corporate Trust Services 180
               East Fifth Street
               St. Paul, MN 55101
               (Telecopy: (651) 244 8677)
               Attention: Frank Leslie

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 13.03. Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA section 312(c).

         Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officer's Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.05) shall include:

            (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

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

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         Section 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         Section 13.07. Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         Section 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

         Section 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 13.10. No Recourse Against Others. A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         Section 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 13.12. Multiple Originals; Counterparts. The parties may sign any number of counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         Section 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of


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

reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

         Section 13.14. Incorporation. All Exhibits and Schedules attached to this Indenture are incorporated as part of this Indenture as if fully set forth in this Indenture.

         Section 13.15. Intent to Limit Interest to Maximum. In no event shall the interest rate payable on the Notes under this Indenture, plus any other amounts paid by the Company to the Holders in connection with the Notes, exceed the highest rate permissible under law that a court of competent jurisdiction shall, in the final determination, deem applicable. The Company and the Trustee, in executing and delivering this Indenture, intend legally to agree upon the rate or rates of interest and the manner of payment stated within it; provided, however, that, anything contained in this Indenture to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under Applicable Law, then, ipso facto as of the date of this Indenture, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any Notes then outstanding to the extent of such excess, or, if such excess exceeds the then outstanding principal balance, such excess shall be first set-off against any other amounts then due and owing by the Company and refunded to the Company.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        NTL COMMUNICATIONS CORP. (to be renamed
                                        NTL INCORPORATED)


                                        By:  __________________________
                                             Name:
                                             Title:


GUARANTORS:


               By their signature below, the officers of the corporate Guarantors and of the corporate general partners of the limited partnership Guarantors execute this Indenture on behalf of each of the below-listed entities.

                                        Corporate Guarantors
                                        --------------------


                                        COMMUNICATIONS CABLE FUNDING CORP.

                                        By:  __________________________
                                             Name:
                                             Title:


                                        NTL DIGITAL (US), INC.

                                        By:  __________________________
                                             Name:
                                             Title:


                                        CABLETEL VENTURES LIMITED

                                        By:  __________________________
                                             Name:
                                             Title:


                                        BEARSDEN NOMINEES INC.

                                        By:  __________________________
                                             Name:
                                             Title:

[Signature Page to Indenture]

                                        CABLETEL PROGRAMMING, INC.

                                        By:  __________________________
                                             Name:
                                             Title:


                                        NTL INTERNATIONAL SERVICES, INC.

                                        By:  __________________________
                                             Name:
                                             Title:


                                        NTL FUNDING (NJ), INC.

                                        By:  __________________________
                                             Name:
                                             Title:



TRUSTEE:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        A NATIONAL BANKING ASSOCIATION,
                                        as Trustee

                                        By:  _________________________________
                                             Name: Lori-Anne Rosenberg
                                             Title: Assistant Vice President



[Signature Page to Indenture]

                                 APPENDIX A


     PROVISIONS RELATING TO INITIAL NOTES, PIK NOTES AND EXCHANGE NOTES
     ------------------------------------------------------------------

1.       Definitions

         1.1       Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Definitive Note" means a certificated Initial Note, PIK Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by Applicable Law) that does not include the Global Notes Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Equity Registration Rights Agreement" means the Equity Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Purchasers.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Closing Date, by and among the Company, the Guarantors and the Purchasers.

            "Global Notes Legend" means the legend set forth under that caption in Exhibit B to this Indenture.

            "Guaranteed Obligations" means those Obligations guaranteed by the Guarantors pursuant to the Guarantee provided by each of them under this Indenture.

            "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501 under the Securities Act.

            "Notes" means the Initial Notes and any Exchange Notes issued in exchange for Initial Notes under the Indenture, together with any PIK Notes issued in accordance with the terms of the Notes.

            "Notes Custodian," who shall initially be the Trustee, means the custodian with respect to a Global Exchange Note (as appointed by the Depositary) or any successor person to the Trustee.

            "Purchase Agreement" means the Purchase Agreement, dated as of January 9, 2003, by and among the Company and the Purchasers.

            "Purchasers" means the Holders as of the Closing Date.

            "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to the Exchange and Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount at maturity of Exchange Notes registered under the Securities Act.

            "Regulation S" means Regulation S under the Securities Act.


                                APPENDIX A-1

            "Restricted Notes Legend" means the legend set forth in Paragraph 2.3(d)(i) below.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Exchange and Registration Rights Agreement.

            "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

         1.2   Other Definitions

                           Term:                       Defined in Section:

                "Agent Members"                                 2.1(c)
                ---------------
                "Initial Definitive Notes"                      2.1(b)
                --------------------------
                "Global Exchange Notes"                         2.1(b)
                -----------------------

2.       The Notes

         2.1   Form and Dating

            (a) The Initial Notes issued on the date of this Indenture will be sold by the Company pursuant to the Purchase Agreement to the Purchasers. Such Initial Notes may, after the date of such sale, be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, Institutional Accredited Investors in accordance with Rule 501.

            (b) The Initial Notes and any PIK Notes issued thereon shall be issued in the form of Definitive Notes, in fully registered form (the "Initial Definitive Notes") bearing the Restricted Notes Legend and shall be issued to and registered in the name of the applicable Purchaser and duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

            Initial Notes and any PIK Notes issued thereon will be exchanged for Exchange Notes in the Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement. Exchange Notes will also be issued upon the sale of Initial Notes and any PIK Notes (i) under a Shelf Registration Statement or (ii) at any time that the Initial Notes being sold are not Transfer Restricted Notes. Exchange Notes and any PIK Notes issued thereon shall, except as provided in Paragraphs 2.3 and 2.4, be issued in global form bearing the Global Notes Legend (the "Global Exchange Notes"). The aggregate principal amount at maturity of the Global Exchange Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

            (c) Book-Entry Provisions. This Paragraph 2.1(c) shall apply only to a Global Exchange Note deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Paragraph 2.1(c) and Paragraph 2.2 and pursuant to an order of the Company signed by one officer, authenticate and deliver one Global Exchange Note that (i) shall be registered in the name of the Depositary for such


                               APPENDIX A-2

Global Exchange Note or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Exchange Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Exchange Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Exchange Note for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Note shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Exchange Note.

            (d) Definitive Notes. Except as provided in Paragraph 2.3 or 2.4, owners of beneficial interests in Global Exchange Notes will not be entitled to receive physical delivery of certificated Notes.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one officer (a) Initial Definitive Notes for original issue on the date of this
Note in an aggregate face principal amount of $558,249,000, plus any PIK Notes issued hereunder, (b) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes for issue in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement in a like principal amount at maturity of the Initial Notes (including any PIK Notes issued thereon) exchanged pursuant to the Exchange and Registration Rights Agreement, (c) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes in lieu of Initial Notes (including any PIK Notes issued thereon) upon the sale of such Initial Notes (including any PIK Notes issued thereon) (i) under a Shelf Registration Statement or (ii) at any time that such Initial Notes (including any PIK Notes issued thereon) being sold are not Transfer Restricted Notes and (d) subject to the terms of this Indenture, Definitive Notes upon presentation to the Trustee of Initial Notes (including any PIK Notes issued thereon) that are not required to bear the Restricted Notes Legend. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate face principal amount at maturity of Notes outstanding at any time may not exceed $558,249,000, plus any PIK Notes issued hereunder, except as provided in Sections 2.07 and 2.08 of this Indenture.

         2.3  Transfer and Exchange.

            (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Notes; or

                  (ii) to exchange such Definitive Notes for an equal
            principal amount at maturity of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written
            instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder of such Definitive Notes or his attorney duly authorized in writing; and

                               APPENDIX A-3

                  (2) in the case of Transfer Restricted Notes are
            accompanied by the following additional information and documents, as applicable:

                     (A) if such Definitive Notes are being delivered to the
               Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                     (B) if such Definitive Notes are being transferred to the
               Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

                     (C) if such Definitive Notes are being transferred
               pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company, the Registrar or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Paragraph 2.3(d)(i).

            (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Exchange Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Exchange Note except (i) as part of a Registered Exchange Offer, (ii) upon sale of the Definitive Note under the Shelf Registration Statement, (iii) upon sale of the Definitive Note at the time such Definitive Note is not a Transfer Restricted Note or
(iv) upon presentation to the Trustee of Definitive Notes that are not Transfer Restricted Notes. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Exchange Note to reflect an increase in the aggregate principal amount at maturity of the Notes represented by the Global Exchange Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount at maturity of Notes represented by the Global Exchange Note to be increased by the aggregate principal amount at maturity of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Exchange Note equal to the principal amount at maturity of the Definitive Note so canceled. If no Global Exchange Notes are then outstanding and the Global Exchange Note has not been previously exchanged for certificated Notes pursuant to Paragraph 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Exchange Note in the appropriate principal amount at maturity.

            (c) Transfer and Exchange of Global Exchange Notes. (i) The transfer of the Global Exchange Note or beneficial interests in the Global Exchange Note shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary for the Global Exchange Notes. A transferor of a beneficial interest in a Global Exchange Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Exchange Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Exchange Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Exchange Note being transferred.

                               APPENDIX A-4

                  (i) Notwithstanding any other provisions of this Appendix
            (other than the provisions set forth in Paragraph 2.4), a Global Exchange Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (d) Legend.

                  (i) Except as permitted by the following clauses (ii),
            (iii) or (iv), each Definitive Note (and all Notes issued in exchange for a Definitive Note or in substitution for a Definitive Note) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

             THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

                                 APPENDIX A-5

      Each Definitive Note shall bear the following additional legend:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder of such Transfer Restricted Note to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

                  (iii) After a transfer of any Initial Notes during the
            period of the effectiveness and pursuant to a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall become applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer
            with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

            (e) Cancellation or Adjustment of Global Exchange Note. At such time as all beneficial interests in a Global Exchange Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Exchange Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Exchange
Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Exchange Note, redeemed, repurchased or canceled, the principal amount at maturity of Notes represented by such Global Exchange Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Exchange
Note) with respect to such Global Exchange Note, by the Trustee or the Notes Custodian, to reflect such reduction.

            (f) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the
            Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Exchange Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection such transfer or exchange (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.09, 4.10 and 10.05 of this Indenture).

                                 APPENDIX A-6

                  (iii) Prior to the due presentation for registration of
            transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a
            Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on and Special Interest, if any, with respect to such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Exchange Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member of the Depositary, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of a Global Exchange Note). The rights of beneficial owners in any Global Exchange Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to
            monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Exchange
            Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Note.

         2.4   Definitive Notes

            (a) A Global Exchange Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Paragraph 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners of such Global Exchange Note in the form of Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Exchange Note, in exchange for such Global Exchange Note, only if such transfer complies with Paragraph 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Exchange Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.


                                 APPENDIX A-7

            (b) Any Global Exchange Note that is transferable to the beneficial owners of such Global Exchange Note pursuant to this Paragraph 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Exchange Note, an equal aggregate principal amount at maturity of Definitive Notes of authorized denominations. Any portion of a Global Exchange Note transferred pursuant to this paragraph shall be executed, authenticated and delivered only in denominations of $1,000 (in principal amount at maturity) and any multiples of $1,000 and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Exchange Note shall, except as otherwise provided by Paragraph 2.3(d), bear the Restricted Notes Legend.

            (c) Subject to the provisions of Paragraph 2.4(b), the Holder of a Global Exchange Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of any of the events specified in Paragraph 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.


                                 APPENDIX A-8

                                                                    EXHIBIT A


                        FORM OF FACE OF INITIAL NOTE


           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

           THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2),
           (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
           (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                                 EXHIBIT A-1

           IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
           RESTRICTIONS.

This debt instrument has been issued with original issue discount.

The following information is provided pursuant to Treas. Reg. section 1.1275-3:

Issue Price:  $877.01 per $1,000 of face amount

Issue Date:  January 10, 2003

Amount of Original Issue Discount:  $122.99 per $1,000 of face amount

Yield to Maturity:  22%




                                 EXHIBIT A-2

No. [___________]    $__________

                      19% Senior Secured Note due 2010


           NTL Communications Corp. (to be renamed "NTL Incorporated"), a Delaware corporation, promises to pay to ___________ or registered assigns, the principal amount at maturity of [ ] Dollars on January 1, 2010 (the "Stated Maturity Date").

           Interest Payment Dates:  July 1 and January 1.

           Record Dates:  June 15 and December 15.




                                 EXHIBIT A-3

           Additional provisions of this Note are set forth on the other side of this Note.


           IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                           NTL Communications Corp. (to be
                                           renamed NTL Incorporated)


                                           By:   __________________________
                                                 Name:
                                                 Title:




Dated:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, Trustee, certifies that this is one of the Notes referred to in the Indenture.


                                           By:   __________________________
                                                 Name:
                                                 Title:




                                 EXHIBIT A-4

                    FORM OF REVERSE SIDE OF INITIAL NOTE
                      19% Senior Secured Note due 2010

1.       Interest

         (a) (I) Subject to clause (II) below, NTL Communications Corp. (to be renamed "NTL Incorporated"), a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to, being called the "Company"), promises to pay cash interest on the Note from the date of this Note, semi-annually in arrears on July 1 and January 1 of each year commencing July 1, 2003 and, if different, on the Stated Maturity Date (each, an
"Interest Payment Date") at the rate of 19% of the face principal amount per annum, until the principal of this Note is paid. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from January 10, 2003 until the principal of this Note is due.
Any principal of, or premium or installment of interest or Special Interest
(as defined below) on this Note which is overdue shall bear interest at the rate equal to 2% per annum above the interest rate specified on the face of this Note from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable on demand. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               (II) Notwithstanding the requirement to pay cash interest as set forth in clause (I) above and the method of payment set forth in Paragraph 2 of this Note, with respect to the interest payments due on July 1, 2003, January 1, 2004 and July 1, 2004, the Company may elect to pay any portion of the interest in cash or by issuance of additional Notes, each dated as of the date of such Interest Payment Date, in an aggregate face principal amount equal to the portion of such cash interest payment which is not being paid in cash multiplied by a fraction, the numerator of which is 1,000 and the denominator of which is the Accreted Value of outstanding Notes per $1,000 face principal amount of Notes on such Interest Payment Date, as set forth on the table included in the definition of "Accreted Value" in the Indenture, provided that:

         (1) the Company may not issue less than $5 million in face principal amount of PIK Notes with respect to any one interest payment date;

         (2) with respect to the interest payment dates of January 1, 2004 and July 1, 2004, the Company will use all Available Cash in excess of (pound)95 million to pay cash interest on the Notes except that the Company will not be required to pay cash interest if the amount of Available Cash above such (pound)95 million threshold is less than $5 million in the aggregate; and

         (3) to the extent that interest is paid in PIK Notes, it shall be paid pro rata with respect to all Notes.

The term "Available Cash" means

         (I) with respect to the January 1, 2004 interest payment date, (x) the Company's consolidated cash and cash equivalents as of December 15, 2003, less (y) the amount of interest on the Senior Facilities payable on the next interest payment dates on or after January 1, 2004; and

         (II) with respect to the July 1, 2004 interest payment date, (x) the Company's consolidated cash and cash equivalents as of June 15, 2004, less (y) the amount of interest on the Senior Facilities payable on the next interest payment dates on or after July 1, 2004;


                                 EXHIBIT A-5
provided, that "Available Cash" (x) shall not include proceeds of asset dispositions or other proceeds of events which are required by the terms of the Senior Facilities, the Triangle Notes or the Diamond Notes (as the case may be) to be used to prepay Senior Indebtedness or Indebtedness outstanding under the Triangle Notes or the Diamond Notes (as the case may be) and (y) in the event that the Company establishes a cash reserve (approved by the Board of Directors of the Company (or any committee thereof)) against an extraordinary or unusual cash expenditure or liability (including without limitation vendor disputes), such reserve shall be deducted from Available Cash if such reserve is in effect at the time the Available Cash is determined.

In the event that the Company pays any interest by issuance of PIK Notes on January 1, 2004 or July 1, 2004, the Company shall deliver an Officer's Certificate to the Indenture Trustee (i) representing and warranting that the Company and its Subsidiaries have not, in any material respect, paid current liabilities in advance of, and have not decelerated collection of current assets from, the Company's ordinary course schedule therefor consistent with past practice and (ii) evidencing in reasonable detail the calculation of the Available Cash and describing any reserve deducted from Available Cash and the reason therefor.

            (b) Special Interest. The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of January 9, 2003, by and among the Company, the Guarantors and the Purchasers named in the Exchange and Registration Rights Agreement. Capitalized terms used in this paragraph (b) but not defined in this Note have the meanings assigned to them in the Exchange and Registration Rights Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable, under the Exchange and Registration Rights Agreement, is not filed with the Commission on or prior to 95 days after the Closing Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective on or prior to 180 days after the Closing Date, (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Closing Date, or (iv) the Shelf Registration Statement is filed and declared effective on or prior to 210 days after the Closing Date but shall after such filing cease to be effective (at any time that the Company and the Guarantors are obligated to maintain the effectiveness of such Shelf Registration Statement) without being succeeded within 75 days by an additional Registration Statement filed and declared effective within 135 days (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantors will be jointly and severally obligated to pay Special Interest to each holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to 0.5% per annum, which amount shall increase to 1.0% per annum after the first 120-day period following the occurrence of the first Registration Default, for the period from and including the date of occurrence of the first Registration Default until such time as no Registration Default is in effect (such amount equal to the "Special Interest") (after which such Special Interest shall cease to be payable). The Trustee shall have no responsibility with respect to the determination of the amount of any such Special Interest.

            (c) Record Dates, etc. Upon the issuance of an Exchange Note in exchange for this Note, any accrued and unpaid interest (including Special Interest) on this Note shall cease to be payable to the Holder of this Note but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder of the Exchange Note on the related Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date (the "Regular Record Date") for such interest which shall be the fifteenth calendar day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.



                                 EXHIBIT A-6

2.       Method of Payment

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, Special Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder of a Note; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). Initially, U.S. Bank National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Notes under an Indenture, dated as of January
9, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined in this Note have the meanings ascribed to those terms in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Notes are senior secured obligations of the Company limited to $558,249,000 aggregate face principal amount at any one time outstanding, together with any PIK Notes issued hereunder (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture issued in an aggregate face principal amount of $558,249,000, exclusive of any PIK Notes issued hereunder. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes and in each case any PIK Notes issued thereon. The Initial Notes, the Exchange Notes and the PIK Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of Capital Stock of such Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.


                                 EXHIBIT A-7

         To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors (other than the Subordinated Guarantor) have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior secured basis and, in the case of the Subordinated Guarantor, the Subordinated Guarantor has guaranteed the Guaranteed Obligations on a subordinated unsecured basis, pursuant to the terms of the Indenture.

         The Notes are secured by (i) the Pledge and Security Agreement, dated January 9, 2003 made by the Senior Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, and (ii) the Pledge Agreement, dated January 9, 2003 between NTL Group Limited, as grantor, the Company and the Collateral Agent (the "Triangle Pledge Agreement"). The portion of the Notes that are secured by the Triangle Pledge Agreement is expressly limited to the pro rata portion of the Notes that the fair market value of the collateral pledged under the Triangle Pledge Agreement bears to the aggregate principal amount of all of the Notes issued under the Indenture.

5.       Redemption

         From the Closing Date, prepayment of the Notes will be permitted, in whole or in part, at the election of the Company, upon not less than ten (10) nor more than sixty (60) days notice by mail at the following Redemption Prices (expressed as a percentage of the Accreted Value of the Notes as of the Redemption Date) plus accrued and unpaid interest to the date of prepayment provided, that, the Company shall prepay on June 1, 2008, Notes with an aggregate face principal amount equal to the aggregate face principal amount of all Notes outstanding on such date in excess of $558,249,000 at a Redemption Price equal to 105.5% of the Accreted Value of the Notes as of the Redemption Date plus accrued and unpaid interest to the date of prepayment; provided further that to the extent that the Company elects to prepay Notes using Rights Offering Proceeds prior to January 10, 2004, then the Redemption Price shall be equal to 100% of the Accreted Value of the Notes as of the Redemption Date. The term "Rights Offering Proceeds" means cash proceeds obtained by the Company from the exercise of rights to acquire equity securities from the Company, which rights were offered to all of the Company's stockholders as of a record date in a public rights offering (other than stockholders outside of the United States where the Company determines that it would be impracticable to make such an offering due to the burden of compliance with Applicable Law). Each prepayment must relate to an aggregate face principal amount of Notes of at least $25 million and integral multiples of $1,000 in excess thereof.

------------------------------------------------------ ---------------
           Redemption Date                      Redemption Price
------------------------------------------ ---------------------------

     January 10, 2003 - June 30, 2003                  111.0%
------------------------------------------ ---------------------------

    July 1, 2003 - January 10, 2004                   111.0%
------------------------------------------ ---------------------------

    January 10, 2004 - June 30, 2004                  122.0%
------------------------------------------ ---------------------------

    July 1, 2004 - December 31, 2004                  122.0%
------------------------------------------ ---------------------------

     January 1, 2005 - June 30, 2005                   122.0%
------------------------------------------ ---------------------------

    July 1, 2005 - December 31, 2005                  122.0%
------------------------------------------ ---------------------------

    January 1, 2006 - June 30, 2006                   122.0%
------------------------------------------ ---------------------------


                                 EXHIBIT A-8

------------------------------------------ ---------------------------

    July 1, 2006 - December 31, 2006                  122.0%
------------------------------------------ ---------------------------

    January 1, 2007 - June 30, 2007                   111.0%
------------------------------------------ ---------------------------

    July 1, 2007 - December 31, 2007                  111.0%
------------------------------------------ ---------------------------

    January 1, 2008 - June 30, 2008                   105.5%
------------------------------------------ ---------------------------

    July 1, 2008 - December 31, 2008                  105.5%
------------------------------------------ ---------------------------

    January 1, 2009 - June 30, 2009                   100.0%
------------------------------------------ ---------------------------

    July 1, 2009 - January 1, 2010                    100.0%
------------------------------------------ ---------------------------


6.    Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the Redemption Price of and accrued and unpaid interest and Special Interest, if any, on all Notes (or portions of such Notes) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest and Special Interest, if any, ceases to accrue on such Notes (or such portions of such Notes) called for redemption.

7.   Sinking Fund

         The Notes are not subject to any sinking fund.

8. Repurchase of Notes at the Option of Holders upon Change of Control and Sale of Assets

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the outstanding face principal amount of the Notes to be repurchased, plus accrued and unpaid interest on such Notes and Special Interest, if any, in respect of such Notes to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Special Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.    Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and multiples of $1,000; provided that PIK Notes may be issued in smaller


                                 EXHIBIT A-9
denominations. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.    Persons Deemed Owners

         Except as provided in Paragraph 2 of this Note, the registered Holder of this Note shall be treated as the owner of it for all purposes.

11.    Unclaimed Money

         If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

12.    Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.    Amendment, Waiver

         Without the consent of:

               (i) the Holders of 67% or more in face principal amount of the then outstanding Notes, an amendment or consent may not be made and a consent may not be given with respect to the matters enumerated in
         Section 10.02(a)(i) of the Indenture;

               (ii) the Holders of 80% or more in face principal amount of the then outstanding Notes, an amendment or consent may not be made and a consent may not be given with respect to the matters enumerated in
         Section 10.02(a)(ii) of the Indenture;

               (iii) each Holder affected, an amendment may be made and a consent may not be given with respect to the matters enumerated in
         Section 10.02(a)(iii) of the Indenture;

            Subject to the foregoing exceptions, without the consent of each Holder, the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in face principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). Subject to certain exceptions set forth in Section 10.02 of the Indenture, which will require the consent of the Holders of 67% or 80% or more in face principal amount of the then outstanding Notes or each Holder, or of all


                                 EXHIBIT A-10

Holders, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code); (c) to make any change in
Section 11.05 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative of such Senior Indebtedness) under Section 11.05 of the Indenture; (d) to add additional Guarantees with respect to the Notes; (e) to further secure the Notes; (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power in the Indenture conferred upon the Company; (g) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (h) to make any change that does not adversely affect the rights of any Holder; (i) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions and provision relating to the payment of Special Interest) contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes and any PIK Notes issued on the Initial Notes or the Exchange Notes, as a single issue of securities; (j) to change the name or title of the Notes and any conforming changes related to the Notes; or (k) to provide for the issuance of PIK Notes and exchange notes for such PIK Notes.

14.    Defaults, Remedies and Acceleration

            If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 33 1/3% or more in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest and Special Interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

            Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing, (ii) Holders of at least 50% in face principal amount at maturity of the outstanding Notes have made a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in face principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in face principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled


                                 EXHIBIT A-11
to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.    Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    No Recourse Against Others

            A director, officer, employee, stockholder or member, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.    Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.    Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.    Governing Law

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.    Registration Rights

            Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an Exchange Note which has been registered under the Securities Act, in like original principal amount and having terms identical in all material respects to this Note, other than there shall be no provision for Special Interest.

            The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                                 EXHIBIT A-12

21.    Accretion

            The principal amount of the Notes shall accrete in accordance with the terms of the Indenture.

22.    Additional Amounts

            This paragraph 22 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note and the United Kingdom or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

            (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge. Notwithstanding anything to the contrary, this paragraph 22(b) shall not apply in instances where such Holder or beneficial owner is not legally able to provide such information, documents or other evidence; or

            (c) any combination of items (a) and (b) above;

nor shall Additional Amounts be paid with respect to any payment of principal of or interest on this Note to any Holder that is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that such payment would be required by the laws of the United Kingdom (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of his Note.

                                 EXHIBIT A-13

23.      Optional Tax Redemption

            (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which paragraph 22 of this Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rules (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under paragraph 22 with respect to withholding taxes imposed by the United Kingdom (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

            (b) The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under this paragraph 23 and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation; provided, however, that this paragraph shall not apply to the extent that at the date of such Subsequent Consolidation it was known, or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after such date.

            The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in paragraph 22 hereof) resulting from the payment of such Redemption Price.

            Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.


                                 EXHIBIT A-14

                              ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                         (Print or type assignee's name, address and zip code)

                                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note
on the books of the Company.  The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Note.




                                 EXHIBIT A-15

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount at maturity of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      [  ]     (1)    to the Company; or

      [  ]     (2)    to the Registrar for registration in the name of the
                      Holder, without transfer; or

      [  ]     (3)    pursuant to an effective registration statement under
                      the Securities Act of 1933; or

      [  ]     (4)    inside the United States to a "qualified institutional
                      buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      [  ]     (5)    outside the United States in an offshore transaction
                      within the meaning of Regulation S under the Securities
                      Act in compliance with Rule 904 under the Securities Act of 1933; or

      [  ]     (6)    to an institutional "accredited investor" (as defined in
                      Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      [  ]     (7)    pursuant to another available exemption from
                      registration provided by Rule 144 under the Securities
                      Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder of such Notes; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                              ________________________
                                               Your Signature


                                 EXHIBIT A-16

Signature Guaranty:

Date: ___________________                         __________________________
Signature must be guaranteed                        Signature of Signature
by a participant in a                               Guaranty
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________




           TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                   ______________________________
                                             NOTICE:  To be executed by
                                                      an executive officer



                                 EXHIBIT A-17

                     OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds) of the Indenture, check the box:


                                 [  ]



            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount at maturity ($1,000 or a multiple of $1,000):

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Note)


Signature Guaranty:________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee




                                 EXHIBIT A-18

                                                                      EXHIBIT B

                       FORM OF FACE OF EXCHANGE NOTE
                           [Global Notes Legend]


            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

This debt instrument has been issued with original issue discount.

The following information is provided pursuant to Treas. Reg. section
1.1275-3:

Issue Price:  $877.01

Issue Date:  January 10, 2003

Amount of Original Issue Discount:  $122.99 per $1,000 of face amount

Yield to Maturity:  22%


                                 EXHIBIT B-1

No.        $__________

                      19% Senior Secured Note due 2010

                                                            [CUSIP No. ______]

            NTL Communications Corp. (to be renamed "NTL Incorporated"), a Delaware corporation, promises to pay to ___________________, or registered assigns, the principal amount at maturity of [ ] Dollars on January 1, 2010 (the "Stated Maturity Date").

            Interest Payment Dates: July 1 and January 1.

            Record Dates: June 15 and December 15.






                                 EXHIBIT B-2

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                     NTL Communications Corp. (to be renamed NTL
                                     Incorporated)


                                     By:   __________________________
                                           Name:
                                           Title:




Dated:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, Trustee, certifies that this is one of the Notes referred to in the Indenture.


                                      By:   __________________________
                                              Authorized Signatory




  */ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned
        "TO BE ATTACHED TO GLOBAL EXCHANGE NOTES - SCHEDULE OF
        INCREASES OR DECREASES IN GLOBAL EXCHANGE NOTE".




                                 EXHIBIT B-3

                     FORM OF REVERSE SIDE OF EXCHANGE NOTE
                       19% Senior Secured Note due 2010


1.      Interest

            (a) Subject to clause (b) below, NTL Communications Corp. (to be renamed "NTL Incorporated"), a Delaware corporation (such corporation, and its successors and assigns under the Indenture referred to in this Note, being called the "Company"), promises to pay cash interest on the Note from the date of this Note, semi-annually in arrears on July 1 and January 1 of each year commencing July 1, 2003 and, if different, on the Stated Maturity Date (each, an "Interest Payment Date") at the rate of 19% of the face principal amount per annum, until the principal of this Note is paid. Such cash interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such cash interest has been paid or duly provided for, from January 10, 2003 until the principal of this Note is due. Any principal of, or premium or installment of interest on this Note which is overdue shall bear interest at the rate equal to 2% per annum above the interest rate specified on the face of this Note from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable on demand. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date. "Regular Record Date" for such interest shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this
Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

            (b) Notwithstanding the requirement to pay cash interest as set forth in clause (a) above and the method of payment set forth in Paragraph 2 of this Note, with respect to the interest payments due on July 1, 2003, January 1, 2004 and July 1, 2004, the Company may elect to pay any portion of the interest in cash or by issuance of additional Notes, each dated as of the date of such Interest Payment Date, in an aggregate face principal amount equal to the portion of such cash interest payment which is not being paid in cash multiplied by a fraction, the numerator of which is 1,000 and the denominator of which is the Accreted Value of outstanding Notes per $1,000 face principal amount of Notes on such Interest Payment Date, as set forth on the table included in the definition of "Accreted Value" in the Indenture (such additional Notes, the "PIK Notes"), provided that

      (1) the Company may not issue less than $5 million in face principal amount of PIK Notes with respect to any one interest payment date;

      (2) with respect to the interest payment dates of January 1, 2004 and July 1, 2004, the Company will use all Available Cash in excess of (pound)95 million to pay cash interest on the Notes except that the Company will not be required to pay cash interest if the amount of Available Cash above such (pound)95 million threshold is less than $5 million in the aggregate; and

      (3) to the extent that interest is paid in PIK Notes, it shall be paid pro rata with respect to all Notes.

The term "Available Cash" means

      (I) with respect to the January 1, 2004 interest payment date, (x) the Company's consolidated cash and cash equivalents as of December 15, 2003, less (y) the amount of interest on the


                                 EXHIBIT B-4

            Senior Facilities Payable on the next interest payment dates on or after January 1, 2004; and

      (II) with respect to the July 1, 2004 interest payment date, (x) the Company's consolidated cash and cash equivalents as of June 15, 2004, less (y) the amount of interest on the Senior Facilities payable on the next interest payment dates on or after July 1, 2004;

provided, that "Available Cash" (x) shall not include proceeds of asset dispositions or other proceeds of events which are required by the terms of the Senior Facilities, the Triangle Notes or the Diamond Notes (as the case may be) to be used to prepay Senior Indebtedness or Indebtedness outstanding under the Triangle Notes or the Diamond Notes (as the case may be) and (y) in the event that the Company establishes a cash reserve (approved by the Board of Directors of the Company (or any committee thereof)) against an extraordinary or unusual cash expenditure or liability (including without limitation vendor disputes), such reserve shall be deducted from Available Cash if such reserve is in effect at the time the Available Cash is determined.

            In the event that the Company pays any interest by issuance of PIK Notes on January 1, 2004 or July 1, 2004, the Company shall deliver an Officer's Certificate to the Indenture Trustee (i) representing and warranting that the Company and its Subsidiaries have not, in any material respect, paid current liabilities in advance of, and have not decelerated collection of current assets from, the Company's ordinary course schedule therefor consistent with past practice and (ii) evidencing in reasonable detail the calculation of the Available Cash and describing any reserve deducted from Available Cash and the reason therefor.

2.     Method of Payment

            The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment
Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder of a Note; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the T rustee may accept in its discretion).

3.    Paying Agent and Registrar

            The Company shall maintain an office or agency, which shall be located in the Borough of Manhattan, the City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). Initially, U.S. Bank National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or co-registrar.


                                 EXHIBIT B-5

4.    Indenture

            The Company issued the Notes under an Indenture, dated as of January 9, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined in this Note have the meanings ascribed to those terms in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Notes are senior secured obligations of the Company limited to $558,249,000 aggregate face principal amount at any one time outstanding, together with any PIK Notes issued hereunder (subject to Section 2.07 of the Indenture). This Note is one of the Exchange Notes referred to in the Indenture issued in an aggregate face principal amount of $558,249,000, exclusive of any PIK Notes issued hereunder. The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes and in each case any PIK Notes issued thereon. The Initial Notes, the Exchange Notes and the PIK Notes are treated as a single class of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of Capital Stock of such Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

            To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors (other than the Subordinated Guarantor) have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior secured basis and, in the case of the Subordinated Guarantor, the Subordinated Guarantor has guaranteed the Guaranteed Obligations on a subordinated unsecured basis, pursuant to the terms of the Indenture.

            The Notes are secured by (i) the Pledge and Security Agreement, dated January 9, 2003 made by the Senior Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, nad (ii) the Pledge Agreement, dated January 9, 2003 between NTL Group Limited, as grantor, the Company and the Collateral Agent (the "Triangle Pledge Agreement"). The portion of the Notes that are secured by the Triangle Pledge Agreement is expressly limited to the pro rata portion of the Notes that the fair market value of the collateral pledged under the Triangle Pledge Agreement bears to the aggregate principal amount of all of the Notes issued under the Indenture.

5     Redemption

            From the Closing Date, prepayment of the Notes will be permitted, in whole or in part, at the election of the Company, upon not less than ten
(10) nor more than sixty (60) days notice by mail at the following Redemption Prices (expressed as a percentage of the Accreted Value of the Notes as of the Redemption Date) plus accrued and unpaid interest to the date of prepayment provided, that, the Company shall repay on June 1, 2008, Notes with an aggregate face principal amount equal to the aggregate face principal amount of all Notes outstanding on such date in excess of $558,249,000 at a Redemption Price equal to 105.5% of the Accreted Value of the Notes as of the Redemption Date plus accrued and unpaid interest to the date of repayment; provided further that to the extent that the Company elects to prepay Notes using Rights Offering Proceeds prior to January 10, 2004, then the Redemption


                                 EXHIBIT B-6

Price shall be equal to 100% of the Accreted Value of the Notes as of the Redemption Date. The term "Rights Offering Proceeds" means cash proceeds obtained by the Company from the exercise of rights to acquire equity securities from the Company, which rights were offered to all of the Company's stockholders as of a record date in a public rights offering (other than stockholders outside of the United States where the Company determines that it would be impracticable to make such an offering due to the burden of compliance with Applicable Law). Each prepayment must relate to an aggregate face principal amount of Notes of at least $25 million and integral multiples of $1,000 in excess thereof.

-------------------------------------------- --------------------------------
           Redemption Date                                Redemption Price
-------------------------------------------- --------------------------------

   January 10, 2003 - June 30, 2003                        111.0%
-------------------------------------------- --------------------------------

   July 1, 2003 - January 10, 2004                         111.0%
-------------------------------------------- --------------------------------

   January 10, 2004 - June 30, 2004                        122.0%
-------------------------------------------- --------------------------------

   July 1, 2004 - December 31, 2004                        122.0%
-------------------------------------------- --------------------------------

    January 1, 2005 - June 30, 2005                        122.0%
-------------------------------------------- --------------------------------

   July 1, 2005 - December 31, 2005                        122.0%
--------------------------------------------- --------------------------------

   January 1, 2006 - June 30, 2006                         122.0%
-------------------------------------------- --------------------------------

   July 1, 2006 - December 31, 2006                        122.0%
-------------------------------------------- --------------------------------

   January 1, 2007 - June 30, 2007                         111.0%
-------------------------------------------- --------------------------------

   July 1, 2007 - December 31, 2007                        111.0%
-------------------------------------------- --------------------------------

   January 1, 2008 - June 30, 2008                         105.5%
-------------------------------------------- --------------------------------

   July 1, 2008 - December 31, 2008                        105.5%
-------------------------------------------- --------------------------------

   January 1, 2009 - June 30, 2009                         100.0%
-------------------------------------------- --------------------------------

   July 1, 2009 - January 1, 2010                          100.0%
-------------------------------------------- --------------------------------


6.    Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at maturity). If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes (or portions of such Notes) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest ceases to accrue on such Notes (or such portions of such Notes) called for redemption.


                                 EXHIBIT B-7

7.    Sinking Fund

            The Notes are not subject to any sinking fund.

8. Repurchase of Notes at the Option of Holders upon Change of Control and Sale of Assets

            Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the outstanding face principal amount of the Notes to be repurchased, plus accrued and unpaid interest on the Notes, if any, in respect of such Notes to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.    Denominations; Transfer; Exchange

            The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and multiples of $1,000; provided that PIK Notes may be issued in smaller denominations. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.   Persons Deemed Owners

            Except as provided in paragraph 2 of this Note, the registered Holder of this Note shall be treated as the owner of it for all purposes.

11.   Unclaimed Money

            If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

12.   Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.


                                 EXHIBIT B-8

13.   Amendment, Waiver

            Without the consent of:

                  (i) the Holders of 67% or more in face principal amount of the then outstanding Notes, an amendment or consent may not be made and a consent may not be given with respect to the matters enumerated in Section 10.02(a)(i) of the Indenture;

                  (ii) the Holders of 80% or more in face principal amount of the then outstanding Notes, an amendment or consent may not be made and a consent may not be given with respect to the matters enumerated in Section 10.02(a)(ii) of the Indenture;

                  (iii) each Holder affected, an amendment may be made and a consent may not be given with respect to the matters enumerated in
            Section 10.02(a)(iii) of the Indenture;

            Subject to the foregoing exceptions, without the consent of each Holder, the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). Subject to certain exceptions set forth in Section 10.02 of the Indenture, which will require the consent of the Holders of 67% or 80% or more in face principal amount of the then outstanding Notes or each Holder, or of all Holders, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code; (c) to make any change in Section 11.05 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representative of the Senior Indebtedness) under Section
11.05 of the Indenture; (d) to add additional Guarantees with respect to the Notes; (e) to further secure the Notes; (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (g) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (h) to make any change that does not adversely affect the rights of any Holder; (i) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes and any PIK Notes issued on the Initial Notes or the Exchange Notes, as a single issue of securities; (j) to change the name or title of the Notes and any conforming changes related to the Notes; or (k) to provide for the issuance of PIK Notes and exchange notes for such PIK Notes.

14    Defaults, Remedies and Acceleration

            If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 33 1/3% or more in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal


                                 EXHIBIT B-9
amount at maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

            Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing, (ii) Holders of at least 50% in principal amount at maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 20 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 20-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.   Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors shall not have any liability for any obligations of the Company or any of the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.   Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.   Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                 EXHIBIT B-10

19.   Governing Law

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.   CUSIP Numbers

            The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

21.   Accretion

            The principal amount of the Notes shall accrete in accordance with the terms of the Indenture.

22.   Additional Amounts

            This paragraph 22 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom (or any political subdivision or taxing authority thereof or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, the United Kingdom or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

            (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or


                                 EXHIBIT B-11
beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge. Notwithstanding anything to the contrary, this paragraph 22(b) shall not apply in instances where such Holder or beneficial owner is not legally able to provide such information, documents or other evidence;

            (c) any combination of items (a) and (b) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Company pursuant to this paragraph 22.

23.   Optional Tax Redemption

            (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which paragraph 22 of this Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rules (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under paragraph 22 with respect to withholding taxes imposed by the United Kingdom (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that at the Relevant Date it was known, or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

            (b) The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under this paragraph 23 and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation,


                                 EXHIBIT B-12
provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known, or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom was to occur after such date.

            The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in paragraph 22 hereof) resulting from the payment of such Redemption Price.

            Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.




                                 EXHIBIT B-13

ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                         (Print or type assignee's name, address and zip code)

                                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                   agent to transfer this Note on the
books of the Company.  The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Note.



                                 EXHIBIT B-14

                     OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds) of the Indenture, check the box:


                                [  ]



            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount at maturity ($1,000 or a multiple of $1,000):

$


Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Note)


Signature Guaranty:________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee



                                 EXHIBIT B-15

                                                                     EXHIBIT C


                       FORM OF SUPPLEMENTAL GUARANTEE

            SUPPLEMENTAL GUARANTEE (this "Supplemental Guarantee"), dated as of _______________, between ____________________ (the "Guarantor"), a direct or indirect subsidiary of NTL Incorporated (or its successor), a Delaware corporation (the "Company"), and ______________, as trustee (the "Trustee").

                            W I T N E S S E T H

            WHEREAS, the Company and the Subsidiaries listed on the signature pages of the Indenture (as defined below) have each heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of January 9, 2003, providing for the issuance by the Company of an aggregate face principal amount of $558,249,000 of 19% Senior Secured Notes Due 2010 (together with any pay-in-kind notes issued thereon, the "Notes"); and

            WHEREAS, Section 11.02 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth in this Guarantee;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is acknowledged, the Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used in this Guarantee without definition shall have the meanings assigned to them in the Indenture.

            2. AGREEMENT TO GUARANTEE; EXCHANGE AND REGISTRATION RIGHTS AGREEMENT. The Guarantor agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. The Guarantor further agrees to become a party to the Exchange and Registration Rights Agreement and to be bound by all provisions of that agreement.

            3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or member of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            4. EFFECTIVENESS. This Supplemental Guarantee shall be effective upon execution by the parties to this Guarantee.



                                 EXHIBIT C-1

            5. RECITALS. The recitals contained in this Guarantee shall be taken as the statements of the Company and the Guarantors assume no responsibility for their correctness.

            6. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. EFFECT OF HEADINGS. The Section headings in this Guarantee are for convenience only and shall not affect the construction of this Guarantee.

                                             [Guarantor]


                                             By:     _________________________
                                                     Name:
                                                     Title:

                                 EXHIBIT C-2

                                                                      EXHIBIT D

                       FORM OF NOTATION OF GUARANTEE

         The undersigned have guaranteed this Note on a [senior / subordinated] basis as provided in the Indenture.





                                 EXHIBIT D-1

                                                                      EXHIBIT E

                            FORM OF INTERCO NOTE






                                 EXHIBIT E-1

                              Schedule 1.01-A
                     Asset Disposition - Euroco Assets
                     ---------------------------------

                              Schedule 1.01-B
                           Committed Acquisitions
                           ----------------------

                              Schedule 1.01-C
                               Euroco Assets
                               -------------

                              Schedule 1.01-D
                           Existing Indebtedness
                           ---------------------

A. Individual Items of Existing Indebtedness of more than [$50 million].















B. Other Existing Indebtedness. The Company and its Subsidiaries have Existing Indebtedness other than that described in part A. of this Schedule 1.01-D which individually and in the aggregate does not exceed $___ million.

                              Schedule 1.01-E
       Existing Investments and Further Investments in Euroco Assets
       -------------------------------------------------------------

                              Schedule 1.01-F
                      Permitted Liens - Existing Liens
                      --------------------------------



A. Individual Liens existing on the Closing Date and securing Indebtedness of the Company and its Subsidiaries of an amount more than [$50 million].













B. Other Liens existing on the Closing Date. The Company and its Subsidiaries have other Liens in existence on the Closing Date securing Indebtedness of the Company and its Subsidiaries which individually and in the aggregate do not exceed $___ million.

                               Schedule 5.06
                           Affiliate Transactions
                           ----------------------

                                                                EXECUTION COPY





                               NTL INCORPORATED

                      (formerly NTL Communications Corp.)



 $558,249,000 Aggregate Principal Amount at Maturity (Exclusive of PIK Notes)
                       19% Senior Secured Notes due 2010







                                 INDENTURE



                        Dated as of January 9, 2003





                      U.S. Bank National Association,


                                 as Trustee


                             TABLE OF CONTENTS
                                                                                                                             Page

Article 1.  DEFINITIONS AND ACCOUNTING TERMS...................................................................................1

    Section 1.01.              Definitions.....................................................................................1
    Section 1.02.              Incorporation by Reference of Trust Indenture Act..............................................28
    Section 1.03.              Rules of Construction..........................................................................29

Article 2.  THE NOTES.........................................................................................................30

    Section 2.01.              Form and Dating................................................................................30
    Section 2.02.              Execution and Authentication...................................................................30
    Section 2.03.              Registrar and Paying Agent.....................................................................30
    Section 2.04.              Paying Agent to Hold Money in Trust............................................................31
    Section 2.05.              Holder Lists...................................................................................31
    Section 2.06.              Transfer and Exchange..........................................................................31
    Section 2.07.              Replacement Notes..............................................................................32
    Section 2.08.              Outstanding Notes..............................................................................32
    Section 2.09.              Temporary Notes................................................................................33
    Section 2.10.              Cancellation...................................................................................33
    Section 2.11.              Defaulted Interest.............................................................................33
    Section 2.12.              CUSIP Numbers..................................................................................33

Article 3.  REDEMPTION........................................................................................................33

    Section 3.01.              Notices to Trustee.............................................................................33
    Section 3.02.              Selection of Notes To Be Redeemed..............................................................34
    Section 3.03.              Notice of Redemption...........................................................................34
    Section 3.04.              Effect of Notice of Redemption.................................................................35
    Section 3.05.              Deposit of Redemption Price....................................................................35
    Section 3.06.              Notes Redeemed in Part.........................................................................35

Article 4.  AFFIRMATIVE COVENANTS.............................................................................................35

    Section 4.01.              Payment of Notes...............................................................................35
    Section 4.02.              Commission Reports.............................................................................35
    Section 4.03.              Preservation of Corporate Existence............................................................36
    Section 4.04.              Maintenance of Properties......................................................................36
    Section 4.05.              Taxes..........................................................................................36
    Section 4.06.              Compliance Certificate.........................................................................37
    Section 4.07.              Compliance with Law............................................................................37
    Section 4.08.              Insurance......................................................................................37
    Section 4.09.              Offer to Repurchase Upon Change of Control.....................................................37
    Section 4.10.              Offer to Purchase by Application of Excess Proceeds............................................38
    Section 4.11.              Further Assurances.............................................................................39
    Section 4.12.              Books and Records..............................................................................40
    Section 4.13.              Payment of Additional Amounts..................................................................40

Article 5.  NEGATIVE COVENANTS OF THE COMPANY.................................................................................40

    Section 5.01.              Stay, Extension and Usury Laws.................................................................40
    Section 5.02.              Restricted Payments............................................................................41
    Section 5.03.              Dividend and Other Payment Restrictions Affecting Subsidiaries.................................43
    Section 5.04.              Incurrence of Indebtedness and Issuance of Disqualified Capital Stock or Preferred Stock.......45

                                                                     - i -

    Section 5.05.              Asset Dispositions.............................................................................50
    Section 5.06.              Transactions with Affiliates...................................................................52
    Section 5.07.              Limitation on Liens............................................................................54
    Section 5.08.              Limitation on Issuances and Sales of Capital Stock of Subsidiaries.............................55
    Section 5.09.              Sale and Leaseback Transactions................................................................55
    Section 5.10.              Prohibition on Incurrence of Senior Subordinated Debt..........................................55
    Section 5.11.              Excess Refinancing Proceeds....................................................................55
    Section 5.12.              Conduct of Business............................................................................56
    Section 5.13.              Investment Company Act.........................................................................56

Article 6.  MERGER, CONSOLIDATION, SALE OF ASSETS, ETC........................................................................56

    Section 6.01.              Conditions of Company Merging, Consolidating, Selling Assets, etc..............................56

Article 7.  EVENTS OF DEFAULT; REMEDIES.......................................................................................56

    Section 7.01.              Events of Default..............................................................................56
    Section 7.02.              Acceleration...................................................................................58
    Section 7.03.              Defaults.......................................................................................59
    Section 7.04.              Other Remedies.................................................................................59
    Section 7.05.              Waiver of Past Defaults........................................................................59
    Section 7.06.              Control by Majority............................................................................59
    Section 7.07.              Limitation on Suits............................................................................60
    Section 7.08.              Rights of Holders to Receive Payment...........................................................60
    Section 7.09.              Collection Suit by Trustee.....................................................................60
    Section 7.10.              Trustee May File Proofs of Claim...............................................................60
    Section 7.11.              Priorities.....................................................................................60
    Section 7.12.              Undertaking for Costs..........................................................................61

Article 8.  TRUSTEE...........................................................................................................61

    Section 8.01.              Duties of Trustee..............................................................................61
    Section 8.02.              Rights of Trustee..............................................................................62
    Section 8.03.              Individual Rights of Trustee...................................................................63
    Section 8.04.              Trustee's Disclaimer...........................................................................63
    Section 8.05.              Notice of Defaults.............................................................................63
    Section 8.06.              Reports by Trustee to Holders..................................................................63
    Section 8.07.              Compensation and Indemnity.....................................................................63
    Section 8.08.              Replacement of Trustee.........................................................................64
    Section 8.09.              Successor Trustee by Merger....................................................................65
    Section 8.10.              Eligibility; Disqualification..................................................................65
    Section 8.11.              Preferential Collection of Claims Against the Company..........................................66

Article 9.  DISCHARGE OF INDENTURE; DEFEASANCE................................................................................66

    Section 9.01.              Discharge of Liability on Notes; Defeasance....................................................66
    Section 9.02.              Conditions to Defeasance.......................................................................66
    Section 9.03.              Application of Trust Money.....................................................................68
    Section 9.04.              Repayment to Company...........................................................................68
    Section 9.05.              Indemnity for Government Obligations...........................................................68
    Section 9.06.              Reinstatement..................................................................................68

Article 10.  AMENDMENTS.......................................................................................................68

    Section 10.01.             Without Consent of Holders.....................................................................68
    Section 10.02.             With Consent of Holders........................................................................69

                                                                  - ii -

    Section 10.03.             Compliance with Trust Indenture Act............................................................72
    Section 10.04.             Revocation and Effect of Consents and Waivers..................................................72
    Section 10.05.             Notation on or Exchange of Notes...............................................................72
    Section 10.06.             Trustee to Sign Amendments.....................................................................72

Article 11.  GUARANTEES.......................................................................................................73

    Section 11.01.             Guarantees.....................................................................................73
    Section 11.02.             Execution and Delivery of this Indenture and Supplemental Guarantees...........................74
    Section 11.03.             Guarantors May Consolidate, Etc. On Certain Terms..............................................74
    Section 11.04.             Releases of Guarantees.........................................................................75
    Section 11.05.             Subordination of Subordinated Guarantee........................................................75
    Section 11.06.             Limitation on Guarantor Liability..............................................................75
    Section 11.07.             Endorsement of Guarantees......................................................................75

Article 12.  COLLATERAL AND SECURITY..........................................................................................76

    Section 12.01.             Collateral Documents...........................................................................76
    Section 12.02.             Opinions.......................................................................................76
    Section 12.03.             Release and Substitution of Collateral; Amendment of Collateral Documents......................76
    Section 12.04.             Certificates of the Company....................................................................78
    Section 12.05.             Authorization of Actions to be Taken by the Trustee Under the Collateral Documents.............78
    Section 12.06.             Authorization of Receipt of Funds by the Trustee Under the Collateral Documents................79
    Section 12.07.             Release Upon Termination of the Company's Obligations..........................................79

Article 13.  MISCELLANEOUS....................................................................................................79

    Section 13.01.             Trust Indenture Act Controls...................................................................79
    Section 13.02.             Notices........................................................................................79
    Section 13.03.             Communication by Holders with Other Holders....................................................80
    Section 13.04.             Certificate and Opinion as to Conditions Precedent.............................................80
    Section 13.05.             Statements Required in Certificate or Opinion..................................................80
    Section 13.06.             When Notes Disregarded.........................................................................81
    Section 13.07.             Rules by Trustee, Paying Agent and Registrar...................................................81
    Section 13.08.             Legal Holidays.................................................................................81
    Section 13.09.             GOVERNING LAW..................................................................................81
    Section 13.10.             No Recourse Against Others.....................................................................81
    Section 13.11.             Successors.....................................................................................81
    Section 13.12.             Multiple Originals; Counterparts...............................................................81
    Section 13.13.             Table of Contents; Headings....................................................................81
    Section 13.14.             Incorporation..................................................................................82
    Section 13.15.             Intent to Limit Interest to Maximum............................................................82



                                                                - iii -

                                   APPENDIX
                                   --------

   Appendix A       Provisions Relating to Initial Notes, PIK Notes and
                    Exchange Notes


                                   EXHIBITS
                                   --------

                   Exhibit A         Form of Face of Initial Note

                   Exhibit B         Form of Face of Exchange Note

                   Exhibit C         Form of Supplemental Guarantee

                   Exhibit D         Form of Notation of Guarantee

                   Exhibit E         Form of Interco Note


                                   SCHEDULES
                                   ---------

     Schedule 1.01-A                      Asset Disposition

     Schedule 1.01-B                      Committed Acquisitions

     Schedule 1.01-C                      Euroco Assets

     Schedule 1.01-D                      Existing Indebtedness

     Schedule 1.01-E (Part A)             Existing Investments

     Schedule 1.01-E (Part B)             Permitted Investments in
                                          Existing Investments and Euroco Assets

     Schedule 1.01-F                      Permitted Liens

     Schedule 5.06                        Affiliate Transactions

                                                               Schedule 1.01-A

                              ASSET DISPOSITIONS
                              ------------------

         1. Transfers of all or part of any of the Existing Investments or Euroco Assets or issues of securities required pursuant to the terms of the constitutional documents, shareholders agreements or limited partnership agreements relating thereto. The constitutional documents and other agreements relating to Existing Investments or Euroco Assets have compulsory transfer and drag along provisions which may be triggered by a change of control, transfer of shares, insolvency events or otherwise in accordance with relevant agreements.

         2. The put option granted to NTL Digital Radio Limited by GWR Digital Limited over the shares held by NTL Digital Radio Limited in NTL Radio Services Limited (an Existing Investment), and the call option granted to GWR Digital Limited by NTL Digital Radio Limited over the same shares, both pursuant to an option and shareholders agreement between NTL Digital Radio Limited and GWR Digital Limited, dated November 15, 1999.

                                                                Schedule 1.01-B


                            COMMITTED ACQUISITIONS
                            ----------------------

         1. The Company or one of its Subsidiaries will need to guarantee loan notes to be issued by National Transcommunications Limited relating to deferred consideration for the acquisition of Scanners (Europe) Limited.

                                                                Schedule 1.01-C


                                 EUROCO ASSETS
                                 -------------

The business and assets of any of the following entities or the capital stock and/or other securities (including loan notes) of the following entities owned by Euroco and its Subsidiaries or any entity whose principal asset is the business, assets, capital stock and/or securities of any one or more of the following entities.

     1.   NTL Insurance Limited

     2.   NTL Broadcast (Thailand) Limited

     3.   NTL Broadcast Sdn Bhd

     4.   NTL Lanbase, SL

     5.   Premium TV Holdings Corp.

     6.   Two Way TV Limited

     7.   ITV News Channel Limited

     8.   Radioscape Limited

     9.   The Studio Channel Limited

     10.  Global Radio Participations SA

     11.  De Facto 829 Limited

     12.  NTL Telephone Equipment Limited

     13.  NTL TWTV Holdings Limited

     14.  NTL (Delaware One), Inc.

     15.  NTL (Delaware Two), Inc.

     16.  NTL (Delaware Three), Inc.

     17.  NTL Mobile Communications Limited

     18.  De Facto 877 Limited

     19.  NTL Mobile Limited

     20.  Premium TV Limited

     21.  Premium TV Investments LLC

     22.  Classic Sport Limited

     23.  lcfc.com Limited

     24.  rangers.co.uk Limited

     25.  De Facto 953 Limited

     26.  FLPTV Limited

     27.  mfc.co.uk Limited

     28.  NTL International Broadcasting, Inc.

     29.  NTL Golden Gate, Inc.

     30.  NTL Investments, Inc.

     31.  Premium TV (Ventures) Limited

     32.  Middlesborough Football & Athletics Company Holdings Limited

     33.  Rangers Media Investments Limited

     34.  Shepherd Offshore PLC Loan Notes owned by Premium TV Limited

     35.  L.D. Data, Inc.

     36.  DIVA Systems Corp.

     37.  Into Networks, Inc.

     38.  B2 Bredband AB and its holdings companies

     39.  NTL Australia SPV, Inc.

     40.  National Transcommunications Spain, SL.

     41.  NTL France SPV, Inc. and its Subsidiaries

                                                               Schedule 1.01-D

                             EXISTING INDEBTEDNESS
                             ---------------------


A. Individual Items of Existing Indebtedness of more than $50 million excluding intra-group indebtedness

         1. Indebtedness under the Working Capital Facility and related documents.

         2. Indebtedness under the Senior Credit Facility and related documents.

         3. Indebtedness of NTL (Triangle) LLC under its 11.2% Senior Discount Debentures due November 15, 2007;

         4. Indebtedness of Diamond Cable Communications Limited ("Diamond") and Diamond Holdings Limited under the 10% Senior Sterling Notes due February 1, 2008, issued by Diamond Holdings Limited, a wholly-owned subsidiary of Diamond; and

         5. Indebtedness of Diamond and Diamond Holdings Limited under the 9 1/8% Senior Notes due February 1, 2008, issued by Diamond Holdings Limited.

         6. Indebtedness of Diamond under its 13 1/4% Senior Discount Notes due September 30, 2004;

         7. Indebtedness of Diamond under its 11 3/4% Senior Discount Notes due December 15, 2005;

         8. Indebtedness of Diamond under its 10 3/4% Senior Discount Notes due February 15, 2007;

B.       Intra group or intercompany indebtedness.

         1.   All other intra group and intercompany indebtedness.

C. The Company and its Subsidiaries have Existing Indebtedness other than that described in parts A and B of this Schedule 1.01-D which individually does not exceed $50 million and in the aggregate, on a consolidated basis, does not exceed $280 million.

                                                               Schedule 1.01-E


                             EXISTING INVESTMENTS
                             --------------------


         1.   Cable Guide Limited

         2.   Channel 5 Engineering Services Limited

         3.   SDN Limited

         4.   Digital One Limited

         5.   NTL (South Hertfordshire) Limited

         6.   Unitel Communications Limited

         7.   Front Row Television Limited

         8.   Virgin Net Limited

         9.   Susiephone Limited

         10.  Moleseye Limited

         11.  NTL Radio Services Limited

         12.  South Hertfordshire United Kingdom Fund, Ltd.

         13. All other investments which individually do not exceed $100,000 and in the aggregate do not exceed $1 million.

                                                                Schedule 1.01-E
                                                                    (Part B)

                       PERMITTED INVESTMENTS IN EXISTING
                       ---------------------------------
                         INVESTMENTS AND EUROCO ASSETS
                         -----------------------------


See attached schedule

                                                                Schedule 1.01-F

                                PERMITTED LIENS
                                ---------------


A.       Individual Liens existing on the Closing Date and securing Indebtedness
         -----------------------------------------------------------------------
         of the Company and its Subsidiaries of an amount more than $50 million.
         -----------------------------------------------------------------------

         1. Security Interest of Atlantic Crossing Ltd. (formerly known as Global Telesystems Ltd.) in the right and title of NTL International Services, Inc. to the Capacity Purchase Agreement,
              (ii) Indefeasible Right of Use Agreement, (iii) all rights of NTL International Services, Inc. to fiber optic telecommunications system, (iv) all rights which may be exercised by NTL International Services, Inc. under any option, election or any other right granted under such agreements, (v) any claims, rights or remedies the NTL International Services, Inc. may have against any party to said agreements and (vi) all proceeds of the foregoing.

         2. All collateral covered by UCC File Number 00PN28366, filed in New York County in the State of New York.

         3. All collateral covered by UCC File Number 00PN28367 filed in New York County in the State of New York.

         4. All collateral covered by UCC File Number 0034188, filed with the Secretary of State of the State of Delaware.

         5. All collateral covered by UCC File Number 0034191, filed with the Secretary of State of the State of Delaware.

         6. All collateral covered by UCC File Number 108438, filed with the Secretary of State of the State of New York.

         7. All collateral covered by UCC File Number 108440, filed with the Secretary of State of the State of New York.

         8. All collateral covered by UCC File Number 1979119 filed with the New Jersey Secretary of State.

         9. All collateral covered by UCC File Number 1979114 filed with the New Jersey Secretary of State.

B.       Other Liens existing on the Closing Date.
         ----------------------------------------

         1. Excluding those listed in Part A, the Company and its Subsidiaries have other Liens in existence on the Closing Date (excluding Liens which are otherwise Permitted Liens) securing Indebtedness of the Company and its Subsidiaries which individually and in the aggregate do not exceed $85 million.

                                                                 Schedule 5.06

                         TRANSACTIONS WITH AFFILIATES
                         ----------------------------

         1. Transactions entered into with any person (i) prior to such person becoming an Affiliate of the Company and NTL Companies.

         2. Existing and future agreements, instruments, or evidence representing inter-company debt.

         3. Existing and future guarantees, covenants to pay, security and similar obligations given by one or more of the Company and any of its Subsidiaries of the liabilities or obligations of one or more of the Company or any of its Subsidiaries.

         4. Existing and future agreements providing for licences under the Broadcasting Act 1990, the Telecommunications Act 1984, the Wireless Telegraphy Act 1948 and any consolidating, amending, modifying or replacing legislation held by the Company or one of its Subsidiaries and required to be used by NTL or another Subsidiary of the Company, as the case may be.

         5. Disposals of interests in Existing Investments required to be made under the terms of the constitutional documents, shareholders agreements or limited partnership agreements relating thereto. Certain of the constitutional documents and other agreements relating to Existing Investments have compulsory transfer and drag along provisions which may be triggered by a change of control, transfer of shares, insolvency events or otherwise in accordance with relevant agreements.

         6. Existing and future transactions in respect of the allocation of expenses among the UK and Irish operating companies on a basis consistent with that described in NTL's historical financial statements.

         7. All arrangements or transactions with Affiliates of the Company and the NTL Companies in existence on the Closing Date.

         8. Transactions between any members of (i) Diamond Cable Communications Limited and its Subsidiaries and (ii) the BG Subsidiaries; provided that such transactions are fair to the relevant member of (i) from a financial point of view and any opinion or resolution delivered pursuant to the Diamond Holdings indentures is also addressed or delivered (as the case may be) to U.S. Bank National Association.

         9. Transactions between any members of (i) NTL (Triangle) LLC and its Subsidiaries and (ii) the BG Subsidiaries; provided that such transactions are fair to the relevant member of (i) from a financial point of view and any opinion or resolution delivered pursuant to the Triangle indentures also is addressed or delivered (as the case may be) to U.S. Bank National Association.

         10. Payments made by the Company to any of its Subsidiaries pursuant to the Transaction Agreement, as amended from time to time in relation to the separation of the residential cable business of Cable & Wireless Communications plc from the non-residential business.

         11. Transactions between the Company and its Subsidiaries pursuant to or contemplated by the Transitional Services Agreement, the Tax Sharing Agreement and the Demerger Agreement between Euroco and the Company dated on or about the Effective Date, each as amended from time to time and which are required to prevent a breach of the Senior Facilities and related documents or the Diamond Holdings or Triangle Indentures.

         12. The CWC Novation Agreement between Euroco, the Company, Cable & Wireless plc and certain of the subsidiaries of the Company and Cable & Wireless plc dated on or about the Effective Date, as amended, novated or supplemented from time to time and transactions contemplated under the novation agreements which are required to prevent a breach of the Senior Facilities and related documents or the Diamond Holdings or Triangle Indentures or required to prevent a contravention of the UK Financial Assistance legislation.

         13. The apportionment of professional fees incurred prior to the Effective Date between the NTL Companies and Euroco, as contemplated by the Reorganization Plan.